LOAN AGREEMENT

                                   Among

                             MERIX CORPORATION

                                as Borrower,

                                    and

                          BANK OF AMERICA NW, N.A.

                          as Agent for the Lenders

                                    and

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                 as Letter of Credit Agent for the Lenders

                                    and

               THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


         ---------------------------------------------------------

                              October 31, 1996

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
                             TABLE OF CONTENTS
                             -----------------

                                                                            Page
                                                                            ----

ARTICLE 1 - DEFINITIONS........................................................1
     Section 1.1   Certain Defined Terms.......................................1
     Section 1.2   General Principles Applicable to Definitions...............14
     Section 1.3   Accounting Terms...........................................14

ARTICLE 2 - THE LOANS.........................................................14
     Section 2.1   Loans......................................................14
     Section 2.2   Manner of Borrowing........................................14
     Section 2.3   Agent's Right to Fund......................................15
     Section 2.4   Repayment of Principal.....................................15
     Section 2.5   Interest on Loans..........................................16
             (a)   General Provisions.........................................16
             (b)   Selection of Alternative Rates.............................16
             (c)   Applicable Days For Computation of Interest................17
             (d)   Unavailable Alternative Rate...............................17
             (e)   Compensation for Increased Costs...........................18
     Section 2.6   Prepayments................................................19
     Section 2.7   Notes......................................................20
     Section 2.8   Manner of Payments.........................................20
     Section 2.9   Utilization of Revolving Commitments in Offshore
                   Currencies.................................................21
     Section 2.10  Fees.......................................................22
     Section 2.11  Agency Fee.................................................22
     Section 2.12  Sharing of Payments, Etc...................................22
     Section 2.13  Application of Payments....................................23

ARTICLE 3 - LETTERS OF CREDIT.................................................23
     Section 3.1   Letters of Credit..........................................23
     Section 3.2   Manner of Requesting Letters of Credit.....................23
     Section 3.3   Indemnification; Increased Costs...........................24
     Section 3.4   Payment by Borrower........................................25

ARTICLE 4 - CONDITIONS TO ADVANCES............................................26
     Section 4.1   Conditions to Initial Advance..............................26
             (a)   Loan Documents.............................................26
             (b)   Borrower Authority.........................................26
             (c)   Legal Opinion..............................................26
             (d)   Officer's Certificate......................................26
             (e)   Evidence of Insurance......................................26
             (f)   Other Information..........................................26

     Section 4.2   Conditions to All Advances.................................26
             (a)   Prior Conditions...........................................27
             (b)   Notice of Borrowing........................................27
             (c)   No Default.................................................27
             (d)   Other Information..........................................27

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES....................................27
     Section 5.1   Corporate Existence and Power..............................27
     Section 5.2   Corporate Authorization....................................27
     Section 5.3   Government Approvals, Etc..................................28
     Section 5.4   Binding Obligations, Etc...................................28
     Section 5.5   Litigation.................................................28
     Section 5.6   Financial Condition........................................28
     Section 5.7   Title and Liens............................................28
     Section 5.8   Taxes......................................................29
     Section 5.9   Laws, Orders, Other Agreements.............................29
     Section 5.10  Federal Reserve Regulations................................29
     Section 5.11  ERISA......................................................29
     Section 5.12  Subsidiaries...............................................30
     Section 5.13  Permits; Franchises........................................30
     Section 5.14  Representations as a Whole.................................30

ARTICLE 6 - AFFIRMATIVE COVENANTS.............................................31
     Section 6.1   Use of Proceeds from Advances..............................31
     Section 6.2   Preservation of Corporate Existence, Etc...................31
     Section 6.3   Visitation Rights..........................................31
     Section 6.4   Keeping of Books and Records...............................31
     Section 6.5   Maintenance of Property, Etc...............................31
     Section 6.6   Compliance with Laws, Etc..................................32
     Section 6.7   Other Obligations..........................................32
     Section 6.8   Insurance..................................................32
     Section 6.9   Financial Information......................................32
             (a)   Annual Audited Financial Statements........................32
             (b)   Quarterly Unaudited Financial Statements...................33
             (c)   SEC Reports................................................33
             (d)   Other......................................................33
     Section 6.10  Notification...............................................34
     Section 6.11  Additional Payments; Additional Acts.......................34
     Section 6.12  Consolidated Debt..........................................35
     Section 6.13  Minimum Quick Ratio........................................35
     Section 6.14  Consolidated Net Worth.....................................35
     Section 6.15  Profitability..............................................35
     Section 6.16  Hazardous Waste Indemnification............................35


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
ARTICLE 7 - NEGATIVE COVENANTS................................................36
     Section 7.1   Dividends, Purchase of Stock, Etc..........................36
     Section 7.2   Liquidation, Merger, Sale of Assets........................36
     Section 7.3   Limitations on Indebtedness................................36
     Section 7.4   Liens......................................................38
     Section 7.5   Prepayment.................................................39
     Section 7.6   Modifications..............................................39
     Section 7.7   ERISA Compliance...........................................39
     Section 7.8   Transactions with Affiliates...............................40
     Section 7.9   Transfer of Assets.........................................40

ARTICLE 8 - EVENTS OF DEFAULT.................................................40
     Section 8.1   Events of Default..........................................40
             (a)   Payment Default............................................40
             (b)   Breach of Warranty.........................................40
             (c)   Breach of Certain Covenants................................40
             (d)   Breach of Other Covenant...................................41
             (e)   Cross-default..............................................41
             (f)   Voluntary Bankruptcy, Etc..................................41
             (g)   Involuntary Bankruptcy, Etc................................41
             (h)   Insolvency, Etc............................................42
             (i)   Judgment...................................................42
             (j)   Government Approvals.......................................42
             (k)   Other Government Action....................................42
             (1)   ERISA......................................................42
             (m)   Material Adverse Change....................................42
             (n)   Change of Control..........................................43
     Section 8.2   Consequences of Default....................................43

ARTICLE 9 - THE AGENT.........................................................43
     Section 9.1   Authorization and Action...................................43
     Section 9.2   Duties and Obligations.....................................44
     Section 9.3   Dealings Between Letter of Credit Agent and BORROWER.......45
     Section 9.4   Lender Credit Decision.....................................46
     Section 9.5   Indemnification............................................46
     Section 9.6   Successor Agents...........................................46

ARTICLE 10 - RISK PARTICIPATIONS..............................................47
     Section 10.1  Sale of Risk Participations................................47
     Section 10.2  Procedure for Participations...............................47
     Section 10.3  Payment Obligations........................................47
              (a)  Reimbursements to Agent....................................47
              (b)  Payments to Letter of Credit Agent.........................48
              (c)  Payments to Lenders........................................48


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
              (d)  Reimbursements to Lenders..................................48

ARTICLE 11 - MISCELLANEOUS....................................................48
     Section 11.1  No Waiver; Remedies Cumulative.............................48
     Section 11.2  Governing Law..............................................49
     Section 11.3  Notices....................................................49
     Section 11.4  Successors and Assigns.....................................49
     Section 11.5  Assignments, Participations, Etc...........................49
     Section 11.6  Severability...............................................50
     Section 11.7  Survival...................................................51
     Section 11.8  Executed in Counterparts...................................51
     Section 11.9  Entire Agreement; Amendment, Etc...........................51
     Section 11.10 Headings...................................................51
     Section 11.11 Exchange of Information....................................51
     Section 11.12 Termination................................................52
     Section 11.13 Written Agreements.........................................52
     Section 11.14 Waiver of Jury Trial.......................................52

SCHEDULES
---------

     Schedule 1 - Commitments
     Schedule 2 - Prepayment Fees
     Schedule 3 - Litigation
     Schedule 4 - Licenses, Permits, etc.
     Schedule 5 - Indebtedness
     Schedule 6 - Liens
     Schedule 7 - Transactions with Affiliates

EXHIBITS
--------

     Exhibit A   -  Notice of Borrowing for Offshore Currency Loan
     Exhibit B   -  Form of Revolving Note
     Exhibit C-1 - Application and Agreement for Commercial Letter of Credit Exhibit C-2 - Application and Agreement for Standby Letter of Credit
     Exhibit D   -  Opinion of Counsel


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
                               LOAN AGREEMENT


     THIS LOAN AGREEMENT (the "Agreement") is made as of the 31st day of October, 1996, by and among Bank of America National Trust and Savings Association and the several financial institutions from time to time party to this Agreement (each individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA NW, N.A. d/b/a SEAFIRST BANK, as agent for Lenders (the "Agent"), Bank of America National Trust and Savings Association as letter of credit agent for Lenders (the "Letter of Credit Agent"), and Merix Corporation, an Oregon corporation (the "Borrower").

                                  RECITALS

     A. Borrower has requested that Lenders make revolving loans to Borrower and issue letters of credit for the account of Borrower to finance the Borrower's business activities.

     B. Lenders are willing to make revolving loans and to issue letters of credit, each upon the terms and conditions contained herein, and Agent and Letter of Credit Agent are willing to act as agent for Lenders, also upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                 AGREEMENT

                                 ARTICLE 1

                                DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "Alternative Rate" means the LIBOR Rate or the Banker's
Acceptance Rate, as applicable.

          "Alternative Rate Loans" means any Loan bearing interest at the Banker's Acceptance Rate or LIBOR Rate.

          "Advances" means Loans and issuances of Letters of Credit.

          "Affiliate" means, at any time, and with respect to any Person,
(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or

Page 1 - LOAN AGREEMENT
is Controlled by, or is under common Control with, such first Person, and
(b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Borrower or any Subsidiary or any corporation of which the Borrower and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

          "Agent" means Bank of America NW, N.A. d/b/a Seafirst Bank and any successor agent selected pursuant to Section 9.6 hereof.

          "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

          "Applicable Interest Period" means with respect to any Loan accruing interest at the LIBOR Rate or Banker's Acceptance Rate, the period commencing on the first date Borrower elects to have the LIBOR Rate or Banker's Acceptance Rate apply to such Loan pursuant to Section 2.5(b), and ending one, two, three, four, five and six and, with the consent of all Lenders, twelve months thereafter for an advance of at least $500,000 and two, three, four, five and six and, with the consent of all Lenders, twelve months thereafter for an advance of at least $300,000 as specified in the Interest Rate Notice given in respect of such Loan; provided, however, that no Applicable Interest Period may extend beyond the Maturity Date.

          "Applicable Interest Rate" means for any Loan, the Prime Rate, LIBOR Rate or Banker's Acceptance Rate, as designated by Borrower in an Interest Rate Notice given with respect to such Loan (or portion thereof) or as otherwise determined pursuant to Section 2.5(b).

          "Bank of America" means Bank of America National Trust and Savings Association.

          "Banker's Acceptance Rate" means the per annum rate equal to the rate quoted by Agent to reflect the discount and fees charged by the Agent to accept Eligible Drafts which arise out of transactions involving the importation or exportation of goods or the domestic shipment of goods within the United States, plus one percent (1%).

          "Banker's Acceptance Rate Loan" means any portion of a Loan bearing interest at the Banker's Acceptance Rate.


Page 2 - LOAN AGREEMENT

          "Borrower" means Merix Corporation, an Oregon corporation, and any Successor.

          "Business Day" means any day other than Saturday, Sunday or another day on which banks are authorized or obligated to close in Seattle, Washington, except in the context of the selection of a LIBOR Loan or the calculation of the LIBOR Rate for any Applicable Interest Period, in which event "Business Day" means any day other than Saturday or Sunday on which dealings in foreign currencies and exchange between banks may be carried on in London, England and Seattle, Washington.

          "Capital Lease" means at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "Change of Control" means (i) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall acquire beneficial ownership, directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after execution of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower and the Persons replacing such individuals shall not have been nominated by the Board of Directors of the Borrower.

          "Closing Date" means the date of the initial funding of any Loan hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commercial Letter of Credit" means any commercial letter of credit issued by Letter of Credit Agent pursuant to the terms of Article 3 hereof.

          "Commitment" shall have the meaning given in Section 2.1.

          "Commitment Period" shall have the meaning given in Section 2.1.

          "Computation Date" has the meaning specified in Section 2.9.


Page 3 - LOAN AGREEMENT

          "Consolidated Debt" means, at any time, the total of all Indebtedness of the Borrower and its Subsidiaries outstanding at such time, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP.

          "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP, provided that all extraordinary gains shall be excluded and all extraordinary losses shall be included.

          "Consolidated Net Worth" means, at any time the sum of (a) the par value (or value stated on the books of the Borrower) of the capital stock (but excluding all capital stock Redeemable on or before September 30, 2003, treasury stock and capital stock subscribed and unissued) of the Borrower and its Subsidiaries plus (b) the amount of the paid-in capital and retained earnings of the Borrower and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, minus the book value of all Restricted Investments.

          "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Default" means any event which but for the passage of time or the giving of notice or both would be an Event of Default.

          "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in Section 2.9.

          "Dollars," "dollars" and "$" each mean lawful money of the United States.

          "Draft" shall mean a draft presented for acceptance and discounting by any Lender.


Page 4 - LOAN AGREEMENT

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is
(i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary; or (iii) a Person of which a Lender is a Subsidiary; provided that such Person is acting through a branch or agency located in the United States. No proposed assignee shall be an Eligible Assignee if the effect of the assignment to the proposed assignee would be to impose increased costs on a Borrower pursuant to Section 2.5(e).

          "Eligible Draft" shall mean a Draft that is eligible for discount under the Federal Reserve Act (12 U.S.C. ss. 372) and is eligible for purchase under the rules and regulations established from time to time by the Federal Reserve Bank of New York.

          "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, and requirements, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup, including without limitation (i) the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901, et seq.), (ii) the Federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), (iii) the Federal Hazardous Materials Transportation Control Act (49 U.S.C. ss. 1801, et seq.), (iv) the Federal Clean Air Act (42 U.S.C. ss. 7401, et seq.), (v) the Federal Water Pollution Control Act, Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), (vi) the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act (7 U.S.C. ss. 136, et seq.), (vii) the Federal Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and (viii) the Federal Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning given in Section 8.1.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.


Page 5 - LOAN AGREEMENT

          "Financial Statements" has the meaning given in Section 5.6.

          "Financial Transaction Liability" means (a) any overdraft on any account maintained by Borrower with Agent or Bank of America, and (b) liabilities incurred by Agent or Bank of America as a result of Automated Clearing House transactions for the account of Borrower.

          "GAAP" shall have the meaning given in Section 1.3.

          "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

          "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.


Page 6 - LOAN AGREEMENT

          "Hazardous Substances" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar terms, by any federal, state or local environmental statute, regulation or ordinance presently in effect, including but not limited to the Environmental Laws.

          "Indebtedness" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capital Lease Obligations;

          (d) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) Swaps of such Person;

          (g) its redemption obligations in respect of Redeemable capital stock;

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For purposes of determining compliance with Section 7.4(e) and clauses (iii) and (iv) of
Section 7.3(a), Indebtedness shall be deemed not to include items (e), (f) or (g) above, or Guaranties thereof.

          "Interest Rate Notice" shall have the meaning given in Section
2.5(b).

          "Investments" means any investment, made in cash or by delivery of property, by the Borrower or any of its Subsidiaries (a) in any Person, whether by acquisition of stock,


Page 7 - LOAN AGREEMENT

Indebtedness or other obligation or Security or by loan, Guaranty, advance capital contribution or otherwise, or (b) in any property.

          "Lenders" has the meaning specified in the introductory clause hereto.

          "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit.

          "Letter of Credit Agent" means Bank of America and any successor.

          "Letter of Credit Request" shall have the meaning given in
Section 3.2(a).

          "Letter of Credit Risk Participation" with respect to each Lender, means a risk participation purchased by such Lender pursuant to
Article 10 hereof with respect to a Letter of Credit.

          "Letter of Credit Usage" means, as of any date of determination, the sum of (i) the aggregate face amount of all outstanding unmatured Letters of Credit plus (ii) the aggregate amount of all payments made by Letter of Credit Agent under Letters of Credit and not yet reimbursed by Borrower pursuant to Section 3.4.

          "LIBOR Loan" means any portion of a Loan bearing interest at the LIBOR Rate.

          "LIBOR Rate" shall mean, with respect to any LIBOR Loan for any Applicable Interest Period, an interest rate per annum equal to the sum of:
(a) 100 basis points (1.00%) and (b) the product of (i) the Euro-dollar Rate in effect for such Applicable Interest Period and (ii) the Euro-dollar Reserves in effect on the first day of such Applicable Interest Period.

          The Euro-dollar Rate will be determined by reference to that rate (rounded upward to the next one-hundredth of one percent (.01%) appearing on the display designated as "Page 3750" on the Telerate Service (or on such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for deposits in the Applicable Currency) in the approximate amounts of the requested Loan as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first date of the proposed Applicable Interest Period. If the Agent is unable to obtain any quotation as provided above, the LIBOR Rate shall be the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16 of one percent) of the rates of interest per annum notified to the Agent by Bank of America for loans in the Applicable Currency having a maturity comparable to the Applicable Interest Period, which would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Applicable Interest Period. If there are no applicable quotes available through the


Page 8 - LOAN AGREEMENT

Telerate Service or through the London interbank market, then the LIBOR Rate shall be deemed unavailable as provided in Section 2.5(d) hereof.

          As used herein, the term "Euro-dollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System or any other banking authority to which Agent is subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors) as applicable to the Lenders. It is agreed that for purposes hereof, each LIBOR Loan shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to any Lender from time to time under such Regulation D. Euro-dollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and shall apply to Applicable Interest Periods commencing after the effective date of such change.

          "Lien" means, for any Person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest, except (a) liens for Taxes or governmental fees which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with, in the case of liens on the property of Borrower, provision having been made to the reasonable satisfaction of Agent for the payment thereof in the event the contest is determined adversely to Borrower; (b) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with, in the case of liens on property of Borrower, provision having been made to the reasonable satisfaction of Agent for the payment thereof in the event the contest is determined adversely to Borrower; (c) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance, customs or other similar bonds given in the ordinary course of business; (d) judgment or judicial attachment liens, provided that the enforcement of such liens is effectively stayed; (e) Liens securing obligations in respect of Capital Leases on assets subject to such leases; and (f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights or setoff or similar rights and remedies as to deposit accounts or other funds maintained with a credit or depository institution, provided
(i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower in excess of those set forth in regulations promulgated by the


Page 9 - LOAN AGREEMENT

Federal Reserve Board and (ii) such deposit account is not intended by the Borrower to provide collateral to the depository institution.

          "Loan Documents" means this Agreement, the Revolving Notes, the Letters of Credit and all other certificates, instruments and other documents executed by or on behalf of Borrower in connection with this Agreement or the transactions contemplated hereby, including any amendments thereto.

          "Loans" has the meaning given in Section 2.1.

          "Majority Lenders" means at any time Lenders having an aggregate Pro Rata Share of at least sixty-six and two-thirds percent (66 2/3%).

          "Maturity Date" means September 30, 1998.

          "Note Lenders" means John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, Massachusetts Mutual Life Insurance Company and CM Life Insurance Company and their successors and assigns.

          "Note Purchase Agreement" means the agreement dated September 10, 1996, whereby the Note Lenders purchased senior unsecured notes of the Borrower as the same may from time to time be supplemented, amended or restated as permitted hereunder.

          "Notes" has the meaning given in Section 2.7.

          "Notice of Borrowing" means a written or oral request for Loans from Borrower delivered to Agent in the manner, at the time, and containing the information required under Section 2.2.

          "Officer's Certificate" means a certificate executed and delivered on behalf of Borrower by its Chair and Chief Executive Officer, its Chief Financial officer, its Vice President and Secretary, or its Vice President and Treasurer.

          "Offshore Currency" means at any time English Pounds Sterling, French Francs, Deutsche Marks, Japanese Yen and Swedish Krone.

          "Offshore Currency Loan" means any Loan that is a LIBOR Rate Loan denominated in any Offshore Currency.

          "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in the aggregate, $15,000,000.


Page 10 - LOAN AGREEMENT

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person or Persons" means an individual, corporation, partnership, trust, unincorporated association, joint venture, joint stock company, government (including political subdivisions), Governmental Authority or agency or any other entity.

          "Pension Plan" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by Borrower or a member of the Controlled Group.

          "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

          "Prime Rate" means, on any day, Agent's publicly announced prime rate of interest at its principal office (which prime rate is a reference rate and not necessarily the lowest rate of interest charged by Agent to its prime customers), changing as such prime rate changes.

          "Prime Rate Loan" means any portion of a Loan bearing interest at the Prime Rate.

          "Pro Rata Share" means with respect to each Lender, at any time, the percentage that such Lender's Commitment bears to the Total Revolving Advance Commitment.

          "Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

          (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Indebtedness of such Person
(i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or
(iii) upon the occurrence of a condition not solely within the control of such Person; or

          (b) convertible into other Redeemable capital stock.


Page 11 - LOAN AGREEMENT

          "Reimbursement Agreements" shall have the meaning given in
Section 3.2(d).

          "Restricted Investments" means all Investments except those made in compliance with the terms of the Merix Investment Policy dated June 1, 1994, as the same may be revised from time to time with the approval of the Audit and Finance Committee of the Company's Board of Directors, provided that, at the time of any such revision, a majority of the members of such committee shall be independent directors.

          "Responsible Officer" means the chief financial officer, treasurer or corporate controller of the Borrower and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

          "SEC" means the Securities and Exchange Commission.

          "Security" has the meaning set forth in Section 21 of the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Spot Rate" for a currency means the rate quoted by Agent as the spot rate for the purchase by Agent of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (Seattle time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "Standby Letter of Credit" means any standby letter of credit issued by Letter of Credit Agent pursuant to the terms of Article 3 hereof.

          "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

          "Subsidiary Stock" means, with respect to any Person, the stock (or any options, warrants to purchase stock or other securities exchangeable for or convertible into stock) of any subsidiary of such Person.


Page 12 - LOAN AGREEMENT

          "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

          "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "Tax" means, for any person, any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing.

          "Total Revolving Advance Commitment" means $30,000,000.

          "Total Utilization" shall mean, as of any date of determination, the sum of (i) the aggregate Dollar Equivalent amount of all outstanding Loans; plus (ii) the Letter of Credit Usage.

          "Transfer" means with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "Wholly-Owned Subsidiary" means, at any time, any Subsidiary of the Borrower all of the equity interests (except directors' qualifying shares) of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Subsidiaries at such time.


Page 13 - LOAN AGREEMENT

     SECTION 1.2 GENERAL PRINCIPLES APPLICABLE TO DEFINITIONS. Definitions given herein shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to any section, subsection, schedule or exhibit shall, unless otherwise indicated, be deemed a reference to sections and subsections within and schedules and exhibits to this Agreement.

     SECTION 1.3 ACCOUNTING TERMS. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied ("GAAP") and as in effect on the date of application.

                                 ARTICLE 2

                                 THE LOANS

     SECTION 2.1 LOANS. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees during the period beginning on the date hereof and ending on the Maturity Date (the "Commitment Period") to make loans duly requested hereunder (the "Loans") to Borrower in the aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth on Schedule 1 under the heading Commitment (the "Commitment"); provided, however, that after giving effect to any requested loan (a) absent such Lender's consent, the aggregate of all Loans from such Lender will not exceed at any one time its Pro Rata Share of the Total Revolving Advance Commitment and (b) Total Utilization will not exceed the Total Revolving Advance Commitment; and provided further that, (i) after giving effect to any Offshore Currency Loan the aggregate principal Dollar Equivalent amount of all Offshore Currency Loans shall not exceed the Offshore Currency Loan Sublimit.

     SECTION 2.2 MANNER OF BORROWING. For each requested Loan, Borrower shall deliver to Agent a Notice of Borrowing specifying the date of a requested borrowing, the amount thereof, and the Applicable Currency. A Notice of Borrowing for an Offshore Currency Loan shall be in the form attached hereto as Exhibit A. Borrower may give a written or oral Notice of Borrowing on the same day it wishes a Loan to be made, provided said Notice of Borrowing is received by Agent no later than 10:00 a.m. (Seattle time) on the date of the requested borrowing, provided, if Borrower shall simultaneously elect to have interest accrue on a Loan at a rate other than the Prime Rate by giving an Interest Rate Notice (as defined in Section 2.5(b)) in respect of such borrowing or Borrower elects to have an Offshore Currency Loan, the Notice of Borrowing shall be given orally or in writing prior to 10:00 a.m. (Seattle time) on a Business Day at least three (3) Business Days prior to the


Page 14 - LOAN AGREEMENT
requested date of borrowing. Any Notice of Borrowing given orally shall promptly be confirmed by Borrower in a writing delivered to Agent. Requests for borrowing received after the designated hour will be deemed received on the next succeeding Business Day. Each such Notice of Borrowing shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that as of the date of such notice the statements set forth in
Article 5 hereof are true and correct and that no Default or Event of Default has occurred and is continuing. Agent is authorized to make Loans upon the request of any of the following persons: Deborah A. Coleman, Joseph H. Howell, Valerie Rosenfeld, or such other persons as Borrower may from time to time designate by a written notice to the Agent. Each Loan requested by Borrower under this Section 2.2 shall be in an amount of not less than $100,000 and an integral multiple of $100,000. On receipt of a Notice of Borrowing, Agent shall promptly notify each Lender by telephone, telex or telefax of the date of the requested borrowing and the amount thereof as denominated in the Applicable Currency. The Dollar Equivalent amount of any Loan in an Offshore Currency will be determined by the Agent for such Loan on the Computation Date in accordance with Section 2.9. Each Lender shall before 1:00 p.m. (Seattle time) on the date of the requested borrowing, pay such Lender's Pro Rata Share of the aggregate principal amount of the requested borrowing in immediately available funds and in the requested currency to Agent at its Commercial Loan Processing Center, Seattle, Washington. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in Article 4, and after receipt by Agent of such funds, Agent will promptly make such funds available to Borrower by depositing them to the ordinary checking account maintained by Borrower at Bank of America.

     SECTION 2.3 AGENT'S RIGHT TO FUND. Unless Agent shall have received notice from a Lender prior to 12:00 Noon (Seattle time) on the date of any requested borrowing that such Lender will not make available to Agent its share of the requested borrowing, Agent may assume that such Lender has made such funds available to Agent on the date such Loan is to be made in accordance with Section 2.2 hereof and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such portion available to Agent, such Lender and Borrower jointly and severally agree to pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at (a) in the case of Borrower, the Prime Rate and (b) in the case of such Lender, the Federal Funds Rate. Any such repayment by Borrower shall be without prejudice to any rights it may have against the Lender that has failed to make available its funds for any requested borrowing.

     SECTION 2.4 REPAYMENT OF PRINCIPAL. Borrower shall repay the principal amount of the Loans on or before the Maturity Date.


Page 15 - LOAN AGREEMENT

     SECTION 2.5 INTEREST ON LOANS.

          (A) GENERAL PROVISIONS. Borrower agrees to pay to Lenders interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan shall be due and payable at a per annum rate equal to the Applicable Interest Rate in effect from time to time with respect to such Loan (or respective portions thereof), and, if default shall occur in the payment when due of any such Loan (whether at maturity, upon acceleration or otherwise), interest shall accrue at a per annum rate equal to one percentage point (1%) above the Prime Rate (changing as the Prime Rate changes). Accrued but unpaid interest on each Alternative Rate Loan shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid), and at maturity and, additionally, in the case of an Alternative Rate Loan for which the Applicable Interest Period exceeds three months, on the day that is three months after the commencement of such Applicable Interest Period and on the last Business Day of each three-month period thereafter. Accrued but unpaid interest on each Loan accruing interest at the Prime Rate shall be paid in arrears on the fifth day of each calendar month commencing on December 5, 1996 and at the Maturity Date. If the fifth day of a month is not a Business Day, such payment shall be made on the next Business Day. Notwithstanding the foregoing, accrued interest on any Loan shall be payable on demand after the occurrence of an Event of Default.

          (B) SELECTION OF ALTERNATIVE RATES.

               (1) Borrower may, subject to the requirements of this
Section 2.5(b), on at least three (3) Business Days' prior oral or written notice elect to have interest accrue on any Loan or any portion thereof at an Alternative Rate for an Applicable Interest Period; provided, however, an Offshore Currency Loan shall accrue interest at the LIBOR Rate. Such notice (herein, an "Interest Rate Notice") shall be deemed delivered when communicated to Agent and promptly confirmed in writing (in the case of an oral notice) or when received by Agent (in the case of written notice) except that an Interest Rate Notice communicated to or received by Agent after 10:00 a.m. (Seattle time) on any Business Day, shall be deemed to have been delivered or received on the immediately succeeding Business Day. Such Interest Rate Notice shall identify, subject to the conditions of this
Section 2.5(b), the Loan or portions thereof to accrue interest at the Alternative Rate and the Applicable Interest Period which Borrower selects. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by Borrower that as of the date of such Interest Rate Notice, the statements set forth in Article 5 are true and correct and that no Default or Event of Default has occurred and is continuing.

               (2) Borrower's right to select an Alternative Rate to apply to a Loan or any portion thereof shall be subject to the following conditions: (i) the aggregate of all Loans, or portions thereof to accrue interest at an Alternative Rate for an Applicable Interest Period of one
(1) month shall be an integral multiple of $100,000 and not less than $500,000;


Page 16 - LOAN AGREEMENT

(ii) the aggregate of all Loans, or portions thereof to accrue interest at an Alternative Rate for an Applicable Interest Period of two (2) months or more shall be an integral multiple of $100,000 and not less than $300,000;
(iii) an Alternative Rate may not be selected for any Loan or portion thereof which is already accruing interest at an Alternative Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (iv) Borrower shall not at any time have more than a total of ten (10) Applicable Interest Periods relating to Alternative Rate Loans outstanding; (v) no Lender shall have given notice pursuant to Section 2.5(d) that the selected Alternative Rate is not available; (vi) no Default or Event of Default shall have occurred and be continuing; and (vii) if Borrower elects to have some portion (but less than all) of the Loans accrue interest at the Alternative Rate, Borrower shall select a portion of each Lender's outstanding Loans to accrue interest at such rate in proportion to such Lender's Pro Rata Share.

               (3) In the absence of an effective request for the application of an Alternative Rate, the Loans or remaining portions thereof shall accrue interest at the Prime Rate. Any Interest Rate Notice which specifies an Alternative Rate but fails to identify an Applicable Interest Period shall be deemed to be a request for a Prime Rate Loan.

               (4) The Interest Rate Notice may be given with and contained in any Notice of Borrowing.

               (5) If Borrower delivers an Interest Rate Notice with any Notice of Borrowing for a Loan and Borrower thereafter declines to take such Loan or a condition precedent to the making of such Loan is not satisfied or waived, Borrower shall indemnify Agent and each Lender for all losses and any costs which Agent or any Lender may sustain as a consequence thereof including, without limitation, the costs of re-employment of funds at rates lower than the cost to Lenders of such funds. A certificate from Agent or any Lender setting forth the amount due to it pursuant to this subparagraph (b)(5) and the basis for, and the calculation of, such amount shall be conclusive evidence of the amount due to it hereunder absent manifest error. Payment of the amount owed shall be due within fifteen (15) days after Borrower's receipt of such certificate.

          (C) APPLICABLE DAYS FOR COMPUTATION OF INTEREST. Computations of interest shall be made on the basis of a year of three hundred sixty (360) days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable, provided, however, any Offshore Currency Loan demonstrated in English Pounds Sterling shall be made on the basis of 365 or 366 days, as the case may be, and actual days elapsed.

          (D) UNAVAILABLE ALTERNATIVE RATE. If any Lender determines that for any reason, fair and adequate means do not exist for establishing a particular Alternative Rate or that an Alternative Rate will not adequately and fairly reflect the cost to it of making or maintaining the principal amount of a particular Alternative Rate Loan or that accruing interest


Page 17 - LOAN AGREEMENT
on any Alternative Rate Loan has become unlawful or is contrary to any internal policies (of general application) or, in the case of the Banker's Acceptance Rate, any lender discontinues calculation of a Banker's Acceptance Rate or discontinues offering Eligible Drafts, such Lender may give notice of that fact to Agent and Borrower and such determination shall be conclusive and binding absent manifest error. After such notice has been given and until such Lender notifies Borrower and Agent that the circumstances giving rise to such notice no longer exist, the interest rate or rates so identified in such notice shall no longer be available. Any subsequent request by Borrower to have interest accrue at such an Alternative Rate shall be deemed to be a request for interest to accrue at the Prime Rate. If the circumstances giving rise to the notice described herein no longer exist, the Lender who had previously given notice of the unavailability of rate(s) shall notify Agent and Borrower in writing of that fact, and Borrower shall then once again become entitled to request that such Alternative Rates apply to the Loans in accordance with Section 2.5(b) hereof.

          (E) COMPENSATION FOR INCREASED COSTS. In the event that after the date hereof any change occurs in any applicable law, regulation, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any authority after the date hereof or any change occurs in any condition imposed by any authority on or prior to the date hereof which:

               (1) subjects any Lender to any Tax (other than any Tax measured by such Lender's net or gross income), or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any Alternative Rate Loan, the Notes (to the extent the Notes evidence an Alternative Rate Loan) or fees in respect of such Lender's obligation to make Alternative Rate Loans or other amounts payable with respect to its Alternative Rate Loans; or

               (2) imposes, modifies or determines applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of any Lender in connection with its Alternative Rate Loans to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of such Alternative Rate; or

               (3) affects the amount of capital required or expected to be maintained by banks generally or corporations controlling banks and any Lender determines that the amount by which it or any corporation controlling it is required or expected to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of any Lender's Loans or Commitments hereunder; or

               (4) imposes upon any Lender any other condition with respect to its Alternative Rate Loans or its obligation to make Alternative Rate Loans;


Page 18 - LOAN AGREEMENT
which, as a result thereof, (i) increases the cost to any Lender of making or maintaining its Loans or its Commitments hereunder, or (ii) reduces the net amount of any payment received by any Lender in respect of its Alternative Rate Loans (whether of principal, interest, commitment fees or otherwise), or (iii) requires any Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its Alternative Rate Loans, in each case by an amount which any such Lender in its sole judgment deems material, then and in any such case Borrower shall pay to Agent for the account of such Lender on demand such amount or amounts as will compensate such Lender for any increased cost, deduction or payment actually incurred or made by such Lender, provided, however, Borrower shall not be obligated for amounts hereunder unless, promptly after learning thereof any such Lender shall have advised Borrower of the subjection, change, requirement or other condition forming the basis for such Lender's request for additional payment hereunder. If Borrower is advised of any such subjection, change, requirement or other condition prior to the expiration of an Applicable Interest Period for any Alternative Rate Loan, Borrower may elect to prepay the Alternative Rate Loan without penalty or premium if such prepayment would reduce or eliminate the amounts which Borrower would otherwise be obligated to pay any Lender under the terms of this Section 2.5(e). The demand for payment by any Lender shall be delivered to both Agent and Borrower and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon such Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. The statement of any Lender as to the additional amounts payable pursuant to this Section 2.5(e) shall be conclusive evidence of the amounts due hereunder absent manifest error.

     The protection of this Section 2.5(e) shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof. In the event that Borrower pays any Lender the amount necessary to compensate such Lender for any charge, deduction or payment incurred or made by such Lender as provided in this
Section 2.5(e), and such charge, deduction or payment or any part thereof is subsequently returned to such Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then such Lender shall remit to Borrower the amount paid by Borrower which has actually been returned to such Lender (together with any interest actually paid to such Lender on such returned amount), less such Lender's costs and expenses incurred in connection with such governmental regulation or any challenge made by such Lender with respect to its validity or applicability.

     SECTION 2.6 PREPAYMENTS. Prime Rate Loans may be repaid at any time without penalty or premium. Except as provided in Section 2.5(e), if an Alternative Rate Loan is paid prior to the end of the Applicable Interest Period, a fee computed in the manner set out in Schedule 2 shall be assessed and paid at the time of such payment. Such fee shall be calculated by Agent and such calculation shall be binding evidence of the amount due


Page 19 - LOAN AGREEMENT
hereunder absent manifest error. Except as provided in Section 2.5(e), such fee shall apply in all circumstances where an Alternative Rate Loan is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory, or the result of Agent's or any Lender's collection efforts.

     SECTION 2.7 NOTES. The Loans shall be evidenced by promissory notes of Borrower substantially in the form attached hereto as Exhibit B (the "Notes"). Each Lender is hereby authorized to record the date and amount of Loans it makes and the date and amount of each payment of principal and interest thereon on a schedule annexed to and constituting part of the appropriate Note. Any such recordation by a Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder or under the Notes.

     SECTION 2.8 MANNER OF PAYMENTS.

          (a) All payments and prepayments of principal and interest on any Loan and all other amounts payable hereunder or under any other Loan Document by Borrower to Agent or any Lender shall be made by paying the same in United States Dollars (other than payments and prepayments in respect to an Offshore Currency Loan which shall be made in the Offshore Currency in which such Loan is denominated) and in immediately available funds to Agent at its Commercial Loan Processing Center, Seattle, Washington not later than (i) 12:00 Noon (Seattle time) on the date on which such payment or prepayment shall become due, and (ii) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures.

          (b) Agent shall remit to each Lender, via federal wire transfer of funds, such Lender's Pro Rata Share of any principal, interest or other amounts received from or for the account of Borrower in respect of any Loan on the same day that Agent receives such amounts, provided, however, that amounts received by Agent later than 12:00 Noon (Seattle time) or later than the time specified by the Agent as provided in clause (ii) of subsection 2.8(a) above (in the case of Offshore Currency payments) on any day shall be remitted to each Lender on the next succeeding Business Day, provided, further, Agent shall not remit to any Lender any amounts received from or for the account of Borrower in payment of any Loan unless, prior to Agent's receipt of such funds, such Lender had paid its Pro Rata Share of such amounts pursuant to Section 2.2. In the event Agent is required to refund any amount which is paid to it or received by it from or for the account of Borrower, then Lenders, to the extent they shall have previously received their Pro Rata Share of such amount, agree to repay to Agent their respective Pro Rata Shares of such amount.

          (c) Borrower hereby authorizes Agent and each Lender, if and to the extent any payment is not promptly made pursuant to this Agreement or any other Loan


Page 20 - LOAN AGREEMENT

Document, and after prior oral notice to Borrower, to charge from time to time against any or all of the accounts of Borrower with Agent or any Lender or any affiliate of any Lender any amount due hereunder or under such other Loan Document. Agent or the Lender, as the case may be, shall promptly provide Borrower a written notice of the actions it has taken pursuant to this Section.

          (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. In the case of an Alternative Rate Loan, whenever the last day of any Applicable Interest Period would otherwise occur on a day other than a Business Day, the last day of such Applicable Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest, unless such extension would cause the last date of such Applicable Interest Period to occur in the next following calendar month, in which case the last day of such Applicable Interest Period shall occur, on the next preceding Business Day.

     SECTION 2.9 UTILIZATION OF REVOLVING COMMITMENTS IN OFFSHORE
CURRENCIES.


          (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing of Loans comprised of Offshore Currency Loans as of the day the Loan is made, (ii) outstanding Offshore Currency Loans as of the last Business Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section 2.9 (each such date under clauses (i) through (iii) a "Computation Date").

          (b) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Majority Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Prime Rate Loans in Dollars bearing interest based on the Prime Rate with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the Borrower of any such redenomination and conversion request.

          (c) Notwithstanding anything herein to the contrary, if there shall occur on or prior to the proposed Borrowing Date of any Offshore Currency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Majority Lenders make it impracticable for the Offshore Rate Loans included in such requested Borrowing to be denominated in the Offshore Currency requested by a Borrower, then the Agent shall promptly notify the Borrower and the Lenders, and such Loans shall not be denominated in the requested Offshore Currency, but shall be made on the day the Loan is made as a Prime Rate Loan in Dollars, unless the Borrower notifies the Agent (which shall promptly notify the Lenders) on or before 9:00 a.m. (Seattle time) one Business Day prior to the day the Loan is to be made that it elects not to borrow on such date.


Page 21 - LOAN AGREEMENT

          (d) The Borrower will be entitled to request that Loans hereunder also be permitted to be made in any other lawful currency constituting an offshore currency (other than Dollars), in addition to the offshore currencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely convertible into Dollars (an "Agreed Alternative Currency"). The Borrower shall deliver to Agent written or oral notice of any request for designation of an Agreed Alternative Currency not later than 10:00 a.m. (Seattle time) at least ten Business Days in advance of the date of any borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Agent will promptly notify the Lenders thereof, and each Lender will use its best efforts to respond to such request within two business days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. The Agent will promptly notify the Borrower of the acceptance or rejection of any such request by the Lenders. Any such currency shall only be an Agreed Alternative Currency if accepted by all of the Lenders.

     SECTION 2.10 FEES. During the Commitment Period, Borrower agrees to pay to Agent for the account of Lenders in proportion to their respective Pro Rata Share a commitment fee computed daily at the rate of one-fifth of one percent (1/5%) per annum on the difference between the Total Revolving Advance Commitment and the Total Utilization. Such commitment fee shall be payable in arrears at quarterly intervals commencing on December 31, 1996, and payable on the last Business Day of each March, June, September and December thereafter, except that accrued commitment fees shall be payable on the Maturity Date and on demand after an Event of Default. Computations of commitment fees shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.

     SECTION 2.11 AGENCY FEE. Borrower agrees to pay Agent a fee equal to $10,000 per year plus an additional $5,000 per year for each additional lender which may provide loans hereunder. The fee is payable in advance and is nonrefundable with the first payment payable upon execution of this Agreement and each annual payment thereafter payable on September 30 of each year.

     SECTION 2.12 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment from Borrower or otherwise apply any amounts to the Loans (whether voluntary or involuntary through the exercise of any right of setoff or otherwise) in excess of its ratable share of all payments due Lenders hereunder, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders. Borrower hereby authorizes the purchase of such participations and agrees that any Lender so purchasing a participation from another Lender may exercise all its rights to payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.


Page 22 - LOAN AGREEMENT

     SECTION 2.13 APPLICATION OF PAYMENTS. Any payment made by Borrower in respect of amounts owing by it under any of the Loan Documents, in the absence of a continuing Event of Default, shall be applied in the manner directed by Borrower and, in the absence of any such direction, shall be applied first against fees, expenses and indemnities due to Agent and Lenders hereunder or under any other Loan Document; second, against interest due in respect of any Advance, if any; third, against any principal payment then due and owing in respect of any Advance, if any; fourth, against the principal amount of any Prime Rate Loan then outstanding but not yet due, if any; and fifth, against the principal amount of any Alternative Rate Loan then outstanding but not yet due, if any. Any payments received by Agent by any means and from any source after the occurrence and during the continuation of an Event of Default shall be applied first against any Financial Transaction Liability, second, against fees, expenses and indemnities due to Agent and Lenders hereunder or under any other Loan Document; third, against interest due in respect of any Advance, if any; fourth, against any principal payment then due and owing in respect of any Advance, if any; fifth, against the principal amount of any Prime Rate Loan then outstanding but not yet due, if any; sixth, against the principal amount of any Alternative Rate Loan then outstanding but not yet due, if any; and seventh as cash collateral security for Borrower's obligations in respect of unmatured Acceptance Advances and unreimbursed Letters of Credit.

                                 ARTICLE 3

                             LETTERS OF CREDIT

     SECTION 3.1 LETTERS OF CREDIT. Borrower may request that Letter of Credit Agent issue Letters of Credit for Borrower's account in accordance with the terms and conditions of this Article 3.

     SECTION 3.2 MANNER OF REQUESTING LETTERS OF CREDIT.

          (a) From time to time, Borrower may request that Letter of Credit Agent issue Standby or Commercial Letters of Credit for Borrower's account or extend or renew any existing Letters of Credit by delivering a written request or making an oral request for the issuance, extension or renewal of such a letter of credit (a "Letter of Credit Request") to Agent not later than 11:00 a.m. (Seattle time) on the date a new letter of credit is to be issued or an existing letter of credit is scheduled to expire, provided that, any request given orally shall be confirmed by Borrower in a writing delivered to Agent not later than 12:00 Noon (Seattle time) on the date such oral request is made. Each Letter of Credit Request shall be deemed to constitute a representation and warranty by Borrower that as of the date of such request, statements set forth in Article 5 hereof are true and correct and that no Default or Event of Default has occurred and is continuing. Each Letter of Credit Request shall specify the face amount of the requested Letter of Credit, the proposed date of expiration, the name of


Page 23 - LOAN AGREEMENT
the intended beneficiary thereof, and whether such Letter of Credit is a Standby or Commercial Letter of Credit or an extension or renewal thereof.

          (b) Each Letter of Credit requested hereunder shall (i) be in a face amount such that after issuance of such letter of credit (A) the Total Utilization will not exceed the Total Revolving Advance Commitment and (B) the Letter of Credit Usage would not exceed $10,000,000; (ii) shall be in a face amount of not less than $50,000; and (iii) and shall have an expiration date not later than the Maturity Date.

          (c) Upon fulfillment to Agent's satisfaction of the conditions precedent set forth in Article 4 and Borrower's compliance with the terms of this Section 3.2, Agent shall promptly notify Letter of Credit Agent by telephone, telex or telefax of the contents of the Letter of Credit Request received by it, and Letter of Credit Agent shall issue and deliver its letter of credit to Borrower or to the designated beneficiary at such address as Borrower may specify. New Letters of Credit and extensions or renewals of any existing Letters of Credit shall contain terms and conditions customarily included in Letter of Credit Agent's letters of credit and shall otherwise be in a form reasonably acceptable to Letter of Credit Agent. Borrower shall pay upon issuance of the Letter of Credit such Letter of Credit fees calculated at the rate of one percent per annum on the face amount of outstanding Letters of Credit and will be calculated on the basis of a year of three hundred sixty (360) days, for the number of actual days (including the first day but excluding the last day) occurring in the period on which such fee is payable.

          (d) At the request of Letter of Credit Agent, Borrower shall execute a letter of credit application and reimbursement agreement, in forms substantially similar to the ones attached hereto as Exhibits C-1 and C-2, in respect of each Letter of Credit requested hereunder (all reimbursement agreements relating to any of the Letters of Credit shall, as such agreements may be amended from time to time, be collectively referred to herein as the "Reimbursement Agreements").

          (e) In the event of any conflict between the terms of any Reimbursement Agreement or Letter of Credit and the terms of this Agreement, the terms of this Agreement shall control, unless Agent has otherwise agreed in a writing.

     SECTION 3.3 INDEMNIFICATION; INCREASED COSTS. Borrower agrees to indemnify Agent, Letter of Credit Agent and any Lender on demand for any and all additional costs, expenses, or damages incurred by such Agent, Letter of Credit Agent or Lender, directly or indirectly, arising out of the issuance of any Letter of Credit or the purchase of any Letter of Credit Risk Participation, including, without limitation, any costs of maintaining reserves in respect thereof and any premium rates imposed by the Federal Deposit Insurance Corporation in connection therewith. A certificate as to such additional amounts submitted to Borrower by Agent, Letter of Credit Agent or such Lender shall be final, conclusive, and binding, absent manifest error.


Page 24 - LOAN AGREEMENT

     If at any time after the date hereof the introduction of or any change in applicable law, rule, or regulation or in the interpretation or the administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Agent, Letter of Credit Agent or Lender with any requests directed by any such Governmental Authority (whether or not having the force of law) shall, with respect to any Letter of Credit or Letter of Credit Risk Participation, subject Agent, Letter of Credit Agent or such Lender to any Tax or impose, modify, or deem applicable any reserve, special deposit, or similar requirements against assets of, deposits with or for the account of, credit extended by Agent, Letter of Credit Agent or such Lender or shall impose on Agent or such Lender any other conditions affecting the Letters of Credit or Letter of Credit Risk Participations and the result of any of the foregoing is to increase the cost to Agent, Letter of Credit Agent or such Lender of issuing a Letter of Credit or holding a Letter of Credit Risk Participation or to reduce the amount of any sum received or receivable by Agent, Letter of Credit Agent or such Lender hereunder with respect to the Letters of Credit or Letter of Credit Risk Participations, then, upon demand by Agent, Letter of Credit Agent or such Lender, Borrower shall pay to Agent or such Lender such additional amount or amounts as will compensate Agent, Letter of Credit Agent or such Lender for such increased cost or reduction. A certificate submitted to Borrower by Agent, Letter of Credit Agent or such Lender setting forth the basis for the determination of such additional amount or amounts shall be final, conclusive, and binding, absent manifest error.

     Borrower agrees to indemnify and hold Agent, Letter of Credit Agent and Lenders (each, an "Indemnitee") harmless from and against any and all
(a) Taxes payable in connection with Letters of Credit, Letter of Credit Risk Participations or the provisions of this Agreement relating thereto, and (b) actions, claims, damages, losses, liabilities, fines, penalties, costs, and expenses of every nature, including reasonable attorney's fees, suffered or incurred by the Indemnitee otherwise arising out of or relating to this Article 4, any Letter of Credit, or any Letter of Credit Risk Participations; provided, however, said indemnification shall not apply to the extent that any such action, claim, damage, loss, liability, fine, penalty, cost, or expense arises out of or is based solely upon the Indemnitee's willful misconduct or gross negligence.

     SECTION 3.4 PAYMENT BY BORROWER. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Letter of Credit Agent will promptly notify the Borrower. The Borrower shall reimburse Letter of Credit Agent prior to 12:00 Noon (Seattle time) on each date that any amount is paid by Letter of Credit Agent in an amount equal to the amount so paid by the Letter of Credit Agent. If Agent so elects pursuant to the terms of Section 8.2, following the occurrence of an Event of Default, the face amount of each Letter of Credit shall become immediately due and payable. In the event Borrower fails to reimburse Letter of Credit Agent for the full amount of the drawing under any Letter of Credit by 12:00 Noon (Seattle time) on the date Borrower is first notified by Agent that Letter of Credit Agent has made payment under the Letter of Credit, Borrower shall be deemed to have requested a Loan at the Prime Rate in the amount of the unreimbursed


Page 25 - LOAN AGREEMENT
portion of the drawing on the Letter of Credit, subject to the conditions set forth in Section 4.2 and the Total Revolving Advance Commitment.

                                 ARTICLE 4

                           CONDITIONS TO ADVANCES

     SECTION 4.1 CONDITIONS TO INITIAL ADVANCE. In addition to the conditions set forth in Section 4.2, the obligation of each Lender to make any Loan and the obligation of the Letter of Credit Agent to issue any Letter of Credit are subject to fulfillment of the following:

          (A) LOAN DOCUMENTS. Agent shall have received this Agreement and the Notes, each duly executed and delivered by Borrower.

          (B) BORROWER AUTHORITY. Agent shall have received in form and substance reasonably satisfactory to it (i) a copy of a resolution adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents certified by the Secretary of Borrower; (ii) evidence of the authority and specimen signatures of the persons who have signed this Agreement and the other Loan Documents; (iii) a Certificate of Existence dated as of a recent date issued by the Secretary of the state of Oregon in respect of Borrower; and
(iv) such other evidence of corporate authority as Agent shall reasonably require.

          (C) LEGAL OPINION. Agent on behalf of each Lender shall have received the legal opinion of the law firm of Stoel Rives LLP, as counsel to Borrower, substantially in the form attached hereto as Exhibit D and dated as of the date hereof.

          (D) OFFICER'S CERTIFICATE. Agent shall have received an Officer's Certificate of Borrower as to the accuracy of Borrower's representations and warranties set forth in Article 5 and as to the absence of any Default or Event of Default.

          (E) EVIDENCE OF INSURANCE. Agent shall have received evidence of insurance coverage as specified in Section 6.8 of this Agreement.

          (F) OTHER INFORMATION. Agent shall have received such other statements, opinions, certificates, documents, undertakings and information with respect to the matters contemplated by this Agreement and the other Loan Documents as any Lender may reasonably request.

     SECTION 4.2 CONDITIONS TO ALL ADVANCES. The obligation of each Lender to make any Advance hereunder, including the initial Advance, and the obligation of the Letter of Credit Agent to issue any Letter of Credit, is subject to fulfillment of the following conditions:


Page 26 - LOAN AGREEMENT

          (A) PRIOR CONDITIONS. All of the conditions set forth in Section
4.1 shall have been satisfied.

          (B) NOTICE OF BORROWING. If such Advance is a Loan, Agent shall have received the Notice of Borrowing in respect of such Loan, and if such Advance is a Letter of Credit, Agent shall have received from Borrower a Letter of Credit Request complying with the requirements of Section 3.2.

          (C) NO DEFAULT. At the date of the Advance or issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing or will have occurred as the result of the making of the Advance; and the representations and warranties of Borrower in Article 5 shall be true on and as of such date with the same force and effect as if made on and as of such date.

          (D) OTHER INFORMATION. Agent and each Lender shall have received such other statements, opinions, certificates, documents and information as it may reasonably request in order to satisfy itself that the foregoing conditions have been fulfilled.

                                 ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent, Letter of Credit Agent and Lenders as follows:

     SECTION 5.1 CORPORATE EXISTENCE AND POWER. Borrower is a corporation duly incorporated and validly existing under the laws of the State of Oregon. Each of its Subsidiaries shall be a legal entity duly created and in good standing or validly existing in the jurisdiction of its organization. Borrower and each of its Subsidiaries is duly qualified to do business in each other jurisdiction where the nature of their respective activities or the ownership of their respective properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on the business, operations or financial condition of Borrower on a consolidated basis. Borrower and each of its Subsidiaries has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents to which it is a party.

     SECTION 5.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents and any borrowing thereunder, and the request for the issuance of any Letter of Credit thereunder, have been duly authorized by all necessary corporate action of Borrower, and do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower except such as have


Page 27 - LOAN AGREEMENT
been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower is a party or by which Borrower, or any of its properties, may be bound or affected.

     SECTION 5.3 GOVERNMENT APPROVALS, ETC. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower of the Loan Documents to which it is a party or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Agent).

     SECTION 5.4 BINDING OBLIGATIONS, ETC. This Agreement has been duly executed and delivered by Borrower and constitutes, and the other Loan Documents when duly executed and delivered by Borrower will constitute, the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by the exercise of judicial discretion in accordance with general principles of equity.

     SECTION 5.5 LITIGATION. There are no actions, proceedings, investigations, or claims against or affecting Borrower and each of its Subsidiaries now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened) which might reasonably be determined adversely to Borrower or its Subsidiary and which, if determined adversely, would be likely to have a material adverse effect on the financial condition or operations of Borrower on a consolidated basis, except as described on Schedule 3 attached hereto.

     SECTION 5.6 FINANCIAL CONDITION. All financial and other information that has been or will be supplied to the Lenders, including Borrower's audited financial statements as of May 31, 1996 (the "Financial Statements"), fairly present the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period then ended, all in accordance with GAAP. Borrower and its Subsidiaries did not have on such date any material contingent liabilities, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in that balance sheet and in the notes to those financial statements and since that date there has been no material adverse change in the financial condition or operations of Borrower or its Subsidiaries.

     SECTION 5.7 TITLE AND LIENS. Borrower and its Subsidiaries have good and marketable title to each of the properties and assets reflected on the Financial Statements (except such as have been since sold or otherwise disposed of in the ordinary course of business). No assets or revenues of Borrower are subject to any material Lien except as


Page 28 - LOAN AGREEMENT
permitted in Section 7.4 of this Agreement. All properties of Borrower and its Subsidiaries and its use thereof comply in all material respects with applicable zoning and use restrictions and with applicable laws and regulations relating to health, safety and the environment.

     SECTION 5.8 TAXES. Borrower and its Subsidiaries have filed all tax returns and reports required and have paid all Taxes which are shown to be due and payable on such returns and reports (except such returns and reports and Taxes where failure to so file or pay would not have a material adverse effect on the financial condition or operations of Borrower on a consolidated basis) or have contested the payment thereof in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, and have provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of Taxes for all fiscal periods to date are accurate in all material respects and there are no material questions or disputes between Borrower and its Subsidiaries and any Governmental Authority with respect to any Taxes except as disclosed in the Financial Statements or otherwise disclosed to Agent in writing prior to the date of this Agreement.

     SECTION 5.9 LAWS, ORDERS, OTHER AGREEMENTS. Borrower and its Subsidiaries are not in violation of or subject to any contingent liability on account of any laws, statutes, rules, regulations and orders of any Governmental Authority, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Borrower on a consolidated basis. Each of Borrower and its Subsidiaries are not in material breach of or default under any material agreement to which it is a party or which is binding on it or any of its assets.

     SECTION 5.10 FEDERAL RESERVE REGULATIONS. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan or the proceeds received from the acceptance of any Draft will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will furnish to any Lender on request a statement conforming with the requirements of Regulation U.

     SECTION 5.11 ERISA.

          (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of Borrower or affect materially the ability of Borrower to perform this Agreement.


Page 29 - LOAN AGREEMENT

          (b) No Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to any material tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA.

          (c) No Pension Plan or trust has been terminated, and there have been no "reportable events" as that term is defined in section 4043 of ERISA since the effective date of ERISA.

          (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

          (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code in any material respect.

     SECTION 5.12 SUBSIDIARIES. Borrower has no Subsidiaries, except for such Subsidiaries which may be added by Borrower from time to time.

     SECTION 5.13 PERMITS; FRANCHISES. Borrower and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their properties and to carry on their business as presently conducted and presently planned to be conducted without material conflict with the rights of others, except
(i) as listed on Schedule 4, and (ii) such as would not have a materially adverse effect on Borrower's financial condition on a consolidated basis.

         SECTION 5.14 REPRESENTATIONS AS A WHOLE. This Agreement, the other Loan Documents, the Financial Statements, and all other instruments, documents, certificates and statements furnished to Agent or Lenders by Borrower, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. Without limiting the foregoing, each of the representations and warranties made by Borrower in the other Loan Documents is true and correct in all material respects on and as of the date when made, on and as of the date hereof, and on and as of each date this representation is deemed made hereunder with the same force and effect as if made on and as of such dates.


Page 30 - LOAN AGREEMENT

                                 ARTICLE 6

                           AFFIRMATIVE COVENANTS

     So long as Letter of Credit Agent or any Lender shall have any Commitment hereunder or there shall be any outstanding Letters of Credit and until payment in full of each Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees to do all of the following unless Agent, with the consent of the Majority Lenders, shall otherwise consent in writing.

     SECTION 6.1 USE OF PROCEEDS FROM ADVANCES. The proceeds of the Advances and the Letters of Credit will be used for general working capital needs, capital expenditures and acquisitions.

     SECTION 6.2 PRESERVATION OF CORPORATE EXISTENCE, ETC. Borrower will preserve and maintain and will cause each of its Subsidiaries to preserve and maintain their respective organizational existence, rights, franchises and privileges in the jurisdiction of their formation and will qualify and remain qualified and will cause each of its Subsidiaries to qualify and remain qualified as a foreign corporation in each jurisdiction where nonqualification would have a material adverse effect on the business, operations or financial condition of Borrower on a consolidated basis.

     SECTION 6.3 VISITATION RIGHTS. At any reasonable time, and from time to time, and upon reasonable advance notification, Borrower will permit Agent and Lenders to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors. If any of Borrower's or its Subsidiaries' financial books or records are in the possession of a third party, Borrower authorizes that third party to permit Agent and Lenders or their agents to have access to perform inspections or audits and to respond to Agent's or Lender's requests for information concerning such financial books or records.

     SECTION 6.4 KEEPING OF BOOKS AND RECORDS. Borrower will keep and will cause each Subsidiary to keep adequate records and books of account in which complete entries will be made, in accordance with GAAP or if GAAP is not applicable to a foreign Subsidiary, in accordance with the accounting practices applicable to such Subsidiary, reflecting all financial transactions of Borrower and its Subsidiaries.

     SECTION 6.5 MAINTENANCE OF PROPERTY, ETC. Borrower will and will cause each of its Subsidiaries to maintain and preserve their respective properties in reasonably good working order and condition, ordinary wear and tear excepted, and will from time to time make all needed repairs, renewals and replacements or cause its Subsidiaries to make such


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repairs, renewals and replacements so that the efficiency of such properties shall be fully maintained and preserved.

     SECTION 6.6 COMPLIANCE WITH LAWS, ETC. Borrower will and will cause each of its Subsidiaries to comply in all respects with all laws, regulations, rules, and orders of Governmental Authorities to which each of them or their respective operations or property is subject, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, and except where noncompliance would not have a material adverse effect on the business or operations of Borrower on a consolidated basis.

     SECTION 6.7 OTHER OBLIGATIONS. Borrower will and will cause each of its Subsidiaries to pay and discharge before the same shall become delinquent all material Indebtedness, Taxes and other obligations for which each is liable or to which their income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a Lien upon assets of Borrower or a Subsidiary except such as are being contested by Borrower or a Subsidiary in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with provision having been made to the reasonable satisfaction of Agent for the payment thereof in the event the contest is determined adversely to Borrower or its Subsidiary, as the case may be.

     SECTION 6.8 INSURANCE. Borrower will and will cause each of its Subsidiaries to keep in force insurance reasonably satisfactory to Agent as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of their respective properties, public liability insurance including coverage for contractual liability, product liability and worker's compensation and any other insurance which is usual for Borrower's and its Subsidiaries' business. An insurance carrier having a minimum A.M. Bests rating of "A" or better shall be deemed satisfactory to Agent for the purposes of this Section. Borrower will deliver to Agent, promptly upon request, certificates of insurance or duplicate policies evidencing such coverage.

     SECTION 6.9 FINANCIAL INFORMATION. Borrower will deliver to Agent in sufficient copies for distribution to Agent and each Lender:

          (A) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available and in any event within one hundred five (105) days after the end of each fiscal year of Borrower, consolidated and, at such time as the Borrower has any Subsidiaries, consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such fiscal year, and consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries and, at such time as the Borrower has any Subsidiaries, consolidating statements of income of the Borrower, for such year accompanied by the audit report thereon by independent certified public accountants selected by Borrower who shall be either a "Big Six" accounting firm or reasonably satisfactory to Agent (which financial statements shall be prepared in accordance


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
with GAAP and which report shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower and shall contain no disclaimer of opinion or adverse opinion except such as Agent in its reasonable credit judgment determines to be immaterial), together with the certificate of such accountants that as of the close of such fiscal year, Borrower was in compliance with the provisions of Sections 6.12, 6.13, 6.14, 6.15 and 7.9 hereof; provided, that delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's Annual Report to Shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) in accordance with the requirements therefor and filed with the SEC, together with the accountant's letter described above, shall be deemed to satisfy the requirements of this
Section 6.9(a) (other than the requirement to deliver consolidating financial statements); and provided further, that the consolidating financial statements to be delivered pursuant to this Section 6.9(a) may be the financial statements used by Borrower in the preparation of the consolidated financial statements of Borrower and its Subsidiaries.

          (B) QUARTERLY UNAUDITED FINANCIAL STATEMENTS. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of Borrower, consolidated and, at such time as Borrower has any Subsidiaries, consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter, and consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries and at such time as the Borrower has any Subsidiaries consolidating statements of income, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, provided, that delivery within the time period specified above of copies of Borrower's quarterly report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the foregoing requirements of this Section 6.9(b), accompanied by an Officer's Certificate of Borrower certifying that (i) such unaudited balance sheets and statements of income and shareholder's equity and statements of cash flows have been prepared in accordance with GAAP and present fairly the financial position and the results of operations of Borrower as of the end of and for such fiscal quarter (subject to year-end adjustments and the absence of footnotes) and that since the end of the most recent fiscal year there has been no material adverse change in the financial condition or operations of Borrower as shown on the balance sheets as of said date and that (ii) as of the close of such fiscal quarter no Event of Default or Default had occurred and was continuing. Such officers certificate shall contain a worksheet containing Borrower's calculation of the financial covenants contained in Sections 6.12, 6.13, 6.14, 6.15 and 7.9 of this Agreement.

          (C) SEC REPORTS. As soon as available, all reports sent by Borrower to its shareholders and all quarterly and annual reports filed by Borrower or its Subsidiaries with the SEC.

          (D) OTHER. Promptly upon request, all other statements, reports and other information as Agent or any Lender may reasonably request.


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     SECTION 6.10 NOTIFICATION. Promptly after a Responsible Officer learns thereof, Borrower shall notify Agent of (a) any action, proceeding, investigation or claim against or affecting Borrower instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge, threatened to be instituted, which might reasonably be determined adversely to Borrower and which, if determined adversely, would be likely to have a material adverse effect on the financial condition or operations of Borrower, or to result in a judgment or order against Borrower for more than $500,000 or, when combined with all other pending or threatened claims, more than $1,000,000, net of amounts recoverable from insurers where coverage is not contested or pursuant to uncontested rights of subrogation, contribution or indemnity; (b) any dispute between Borrower and any Governmental Authority which could reasonably be expected to have a material adverse financial impact on Borrower on a consolidated basis; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower; (d) if Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1),(2),(5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection
(c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title
IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(e) the occurrence of any Event of Default or Default; (f) any material adverse change in Borrower's financial condition or operations; (g) the occurrence of any default or event of default under the Note Purchase Agreement; (h) its intent to optionally prepay the Note Lenders; and (i) the formation of any Subsidiary. In the case of the occurrence of an Event of Default or Default, Borrower will deliver to Agent an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take with respect thereto.

     SECTION 6.11 ADDITIONAL PAYMENTS; ADDITIONAL ACTS. Borrower will reimburse Agent, Letter of Credit Agent and Lenders for all reasonable expenses including legal fees incurred by Agent, Letter of Credit Agent and Lenders in connection with the preparation of the Loan Documents, provided, however, such expenses shall not exceed $19,000. Thereafter, from time to time, Borrower will (a) pay or reimburse Agent, Letter of Credit Agent and Lenders on request for all Taxes (other than Taxes imposed on the net or gross income of Agent, Letter of Credit Agent or Lenders) imposed on any Loan Document or payment thereunder and for all reasonable expenses, including legal fees, incurred by Agent, Letter of Credit Agent or any Lender in connection with the administrating of the Loans or the issuance of any Letter of Credit; (b) pay or reimburse Agent, Letter of Credit Agent and any Lender for all expenses, including legal fees, incurred by Agent, Letter of Credit Agent or any Lender in connection with the enforcement by judicial proceedings (including those costs and attorneys' fees incurred on appeal) or otherwise of any of the rights of Agent, Letter of Credit Agent or any Lender under the Loan Documents, provided they are the prevailing party in such enforcement action; (c) obtain all such Government Approvals as may be required to


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
enable Borrower to comply with its obligations under the Loan Documents and to continue in business without material interruption or interference; and
(d) execute and deliver all such instruments and perform all such other acts as Agent, Letter of Credit Agent or any Lender may reasonably request to carry out the transactions contemplated by the Loan Documents.

     SECTION 6.12 CONSOLIDATED DEBT. Borrower shall maintain, as of the end of each fiscal quarter, a ratio of Consolidated Debt to Consolidated Total Capitalization of not more than Fifty Percent (50%).

     SECTION 6.13 MINIMUM QUICK RATIO. Borrower and Borrower and its Subsidiaries on a consolidated basis shall maintain, as of the end of each fiscal quarter, a ratio of Quick Assets to current liabilities of at least
1.2 to 1.0. As used herein, "Quick Assets" shall mean cash, short term cash investments, net trade receivables and marketable securities not classified as long-term investments.

     SECTION 6.14 CONSOLIDATED NET WORTH. Borrower will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $50,000,000, plus (b) an aggregate amount equal to 50% of Consolidated Net Income (but, in each case only if a positive number) for each completed fiscal quarter of the Borrower beginning with the fiscal quarter ended August 31, 1996.

     SECTION 6.15 PROFITABILITY. Borrower and its Subsidiaries on a consolidated basis shall, as of the end of each fiscal quarter, report Pre-tax Earnings of not less than zero ($0.00) for at least one of the preceding two consecutive fiscal quarters. As used herein, "Pre-tax Earnings" means, for any period, net income (or net loss), excluding any extraordinary gains or losses and taxes associated therewith, plus income tax expense, in each case determined in accordance with GAAP for such period.

     SECTION 6.16 HAZARDOUS WASTE INDEMNIFICATION. Borrower will indemnify and hold harmless Agent and Lenders for, from and against any loss or liability asserted by a third party directly or indirectly arising out of the use, generation, manufacture, production, storage, release, discharge, disposal or presence of a Hazardous Substance by Borrower or its agents. This indemnity will apply whether the Hazardous Substance is on, under or about Borrower's property or operations or property leased to Borrower. This indemnity includes but is not limited to attorney's fees (including the reasonable estimate of the allocated costs of in-house counsel and staff). This indemnity extends to Agent and Lenders and their affiliates and all of their officers, directors, employees, agents, successors, attorneys and assigns.


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
                                 ARTICLE 7

                             NEGATIVE COVENANTS

     So long as Agent or any Lender shall have any Commitment hereunder or there shall be any outstanding Letters of Credit and until payment in full of each Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees that it will not do any of the following unless Agent, with the consent of the Majority Lenders, shall otherwise consent in writing.

     SECTION 7.1 DIVIDENDS, PURCHASE OF STOCK, ETC. Upon the occurrence and during the continuation of a Default or an Event of Default, Borrower shall not (a) declare or pay any dividend (except dividends payable in its capital stock) on any shares of any class of its capital stock or (b) apply any assets to the purchase, redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of Borrower.

     SECTION 7.2 LIQUIDATION, MERGER, SALE OF ASSETS. Borrower will not (a) consolidate or merge with or into any other person; provided, however, that Borrower may merge with another person if (i) Borrower is the surviving corporation and (ii) on the effective date of such consolidation or merger, and immediately after giving effect thereto, no Default or Event of Default hereunder shall have occurred or be continuing; (b) engage in any business activities or introduce any major product which is substantially different from and unrelated to Borrower's present business activities or products of Borrower, nor discontinue any major product or any portion of Borrower's present business activities which constitutes a substantial portion thereof; (c) liquidate or dissolve Borrower's business; or (d) sell or otherwise dispose of any assets for less than fair market value if such sale has a material adverse effect on Borrower's financial condition, or enter into any sale and leaseback agreement covering any of its fixed or capital assets that has a material adverse effect on Borrower's financial condition.

     SECTION 7.3 LIMITATIONS ON INDEBTEDNESS.

          (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, be liable or create, incur, assume, guarantee or otherwise become liable with respect to, any Indebtedness other than:

               (i) Indebtedness evidenced by the notes issued to the Note
Lenders.

               (ii) Indebtedness outstanding on the date hereof and disclosed on Schedule 5 and any extension, renewal or refunding of such Indebtedness, provided that, on


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
the date of any such extension, renewal or refunding and immediately after giving effect thereto and to the concurrent retirement of any other
Indebtedness:

                    (A) no Default or Event of Default exists;

                    (B) the principal amount of the Indebtedness which is to be extended, renewed or refunded is not increased; and

                    (C) the maturity of the Indebtedness which is to be extended, renewed or refunded is not reduced;

               (iii) Indebtedness incurred by any Wholly-owned Subsidiary in addition to that otherwise permitted by this Section 7.3, provided that, on the date of any such incurrence and immediately after giving effect thereto and to the concurrent retirement of any other Indebtedness:

                    (A) no Default or Event of Default exists; and

                    (B) the total amount of all Indebtedness of the Wholly-Owned Subsidiaries of the Borrower (except Indebtedness owed to the Borrower or to a Wholly-Owned Subsidiary) and all Indebtedness of the Borrower and/or any of its Wholly-Owned Subsidiaries secured by Liens of the kind described in clause (e) of Section 7.4, does not exceed 10% of Consolidated Net Worth; and

               (iv) Indebtedness incurred by the Borrower in addition to that otherwise permitted by this Section 7.3, provided that, on the date of any such incurrence and immediately after giving effect thereto and to the concurrent retirement of any other Indebtedness:

                    (A) no Default or Event of Default exists; and

                    (B) Consolidated Debt does not exceed 50% of Consolidated Total Capitalization;

               (v) Indebtedness incurred pursuant to the Loans and Indebtedness hereunder in respect of the Letters of Credit; and

               (vi) Indebtedness owed to the Company or to a Wholly-Owned Subsidiary.

          (b) For purposes of this Section 7.3, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any


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
Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

     SECTION 7.4 LIENS. Borrower shall not and shall not permit any Subsidiary to create, assume or suffer to exist any Lien on any of its assets except:

          (a) Liens existing on the date of this Agreement and referred to on Schedule 6 and any Lien renewing, extending or refunding any such existing Lien, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased and the maturity thereof is not reduced, (ii) such Lien is not extended to any other property and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist;

          (b) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of assets (or any improvement thereon) acquired or constructed by the Borrower or a Subsidiary after execution of this Agreement, provided that:

               (i) any such Lien shall extend solely to such assets (or any improvement thereon) so acquired or constructed,

               (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed the fair market value of the assets (or any improvement thereon) so acquired or constructed, and

               (iii) any such Lien shall be created contemporaneously with, or within 120 days after, the acquisition or construction of such assets (or any improvement thereon);

          (c) any Lien existing on any tangible property of a Person immediately prior to its being consolidated with or merged into the Borrower or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any tangible property acquired by the Borrower or any Subsidiary at the time such tangible property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of tangible property, (ii) any such Lien shall extend solely to the tangible property so acquired and (iii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed the fair market value of such tangible property;

          (d) Liens on property of the Borrower or any of its Subsidiaries securing Indebtedness owing to the Borrower or to any Wholly-Owned Subsidiaries;


Page 38 - LOAN AGREEMENT

          (e) other Liens not otherwise permitted by paragraphs (a) through
(d), provided that the aggregate principal amount of Indebtedness secured by all Liens incurred pursuant to this paragraph (e), together with the aggregate principal amount of all Indebtedness of Subsidiaries incurred pursuant to Section 7.3(a)(iii), shall at no time exceed 10% of Consolidated Net Worth.

     For the purposes of this Section 7.4, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

     SECTION 7.5 PREPAYMENT. Borrower may not optionally prepay any amounts owing to the Note Lenders (in their capacity as such) if (a) at the time of such prepayment Borrower is in Default or an Event of Default has occurred and is continuing; (b) such prepayment shall cause a Default or Event of Default; or (c) Borrower must request a Loan to make such prepayment or as a result of such prepayment provided, that Borrower shall not be deemed to have requested a Loan as the result of such prepayment if Borrower does not request a Loan for a period of 60 days after such prepayment.

     SECTION 7.6 MODIFICATIONS. Borrower shall not modify or amend the terms of the Note Purchase Agreement to the extent such modification or amendment (a) increases the interest rate applied to the principal portion of the Indebtedness under or in connection with the Note Purchase Agreement or (b) increases the amount due under or in connection with the Note Purchase Agreement if at the time of the proposed modification or amendment
(i) Borrower is in Default or an Event of Default has occurred and is continuing or (ii) there are any outstanding Loans under this Agreement.

     SECTION 7.7 ERISA COMPLIANCE. Neither Borrower nor any member of the Controlled Group nor any Plan will:

          (a) engage in any "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could result in a material liability to Borrower;

          (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived which could result in a material liability to Borrower;

          (c) terminate any Pension Plan in a manner which could result in a material liability to Borrower or could result in the imposition of a material Lien on any property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; or


Page 39 - LOAN AGREEMENT

          (d) violate state or federal securities laws applicable to any Plan in any material respect.

     SECTION 7.8 TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any transaction or material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than Borrower or another Wholly-Owned Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Subsidiaries' business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person not an Affiliate; provided that nothing herein shall prohibit the Borrower from performing those agreements heretofore entered into with Tektronix, Inc. and described in Schedule 7 as the same may be extended or renewed.

     SECTION 7.9 TRANSFER OF ASSETS. Borrower will not during any fiscal year, Transfer more than 12.5% of the assets consisting of the building and furniture, fixtures and equipment at its corporate headquarters, and the inventory and furniture, fixtures and equipment located at and accounts receivable arising from the operations of its facilities at Forest Grove, Oregon and Loveland, Colorado, measured as a percentage of such assets shown on the Borrower's consolidated financial statements as of the prior fiscal year end. Borrower shall be in compliance with this covenant in each fiscal quarter of the fiscal year.

                                 ARTICLE 8

                             EVENTS OF DEFAULT

     SECTION 8.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

          (A) PAYMENT DEFAULT. Borrower shall fail to pay when due any amount of principal an any Loan or Borrower shall fail to reimburse Letter of Credit Agent under a Letter of Credit as required by Section 3.4 or Borrower fails to pay within five days of the due date thereof any interest, fee or other amount payable hereunder; or

          (B) BREACH OF WARRANTY. Any representation or warranty made or deemed made by Borrower under or in connection with this Agreement or any Loan Document shall prove to have been incorrect in any material respect when made; or

          (C) BREACH OF CERTAIN COVENANTS. Borrower shall have failed to comply with Sections 6.8, 6.10(e), 6.12, 6.13, 6.14 or 6.15 or any provision of Article 7 of this Agreement; or


Page 40 - LOAN AGREEMENT

          (D) BREACH OF OTHER COVENANT. Borrower shall fail to perform or observe any other material covenant, obligation or term of any Loan Document executed by it and such failure shall remain unremedied for thirty
(30) days after written notice thereof shall have been given to Borrower by Agent; or

          (E) CROSS-DEFAULT. Borrower or any Subsidiary (i) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest or other amount due in respect of Indebtedness in an aggregate outstanding amount of at least $2,500,000 beyond any period of grace provided with respect thereto, or (ii) is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding amount of at least $2,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before the stated maturity thereof or before the regularly scheduled dates of payment thereof, or as a consequence of the occurrence or continuation of an event or condition, (x) Borrower or any Subsidiary has become obligated to purchase or repay before the regular maturity thereof or before the regularly scheduled dates of payment therefor any Indebtedness in an aggregate outstanding amount of at least $2,500,000, or
(y) one or more Persons have the right to require the Borrower or any Subsidiary so to purchase or repay any Indebtedness in an aggregate outstanding amount of at least $2,500,000.

          (F) VOLUNTARY BANKRUPTCY, ETC. Borrower or any Subsidiary shall:
(i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United State Code, as now constituted or hereafter amended; or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

          (G) INVOLUNTARY BANKRUPTCY, ETC. An order for relief shall be entered against Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors; or appointing a receiver, liquidator, assignee,


Page 41 - LOAN AGREEMENT
sequestrator, trustee or custodian of Borrower, or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs; or upon the expiration of sixty (60) days after the filing of any involuntary petition against it seeking any of the relief specified in Section 9.1(f) or this Section 9.1(g) without the petition being dismissed prior to that time; or

          (H) INSOLVENCY, ETC. Borrower or any Subsidiary shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of its property, or
(iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or
(v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Borrower or any Subsidiary, as the case may be; or

          (I) JUDGMENT. A final judgment or order for the payment of money in excess of $3,000,000 shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and in effect for a period of sixty (60) consecutive days; or

          (J) GOVERNMENT APPROVALS. Any Government Approval or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by Borrower of its obligations set forth in the Loan Documents shall be revoked, withdrawn or withheld or shall fail to remain in full force and effect unless in the reasonable opinion of Agent such revocation, withdrawal or withholding would not be likely to have a material adverse affect on the ability of Borrower to perform its obligations under the Loan Documents; or

          (K) OTHER GOVERNMENT ACTION. Any act of any Governmental Authority shall, in the reasonable opinion of Agent, deprive Borrower or any Subsidiary of any substantial right, privilege, or franchise which is material to the Borrower's business on a consolidated basis or substantially restrict the exercise thereof and such act is not revoked or rescinded within sixty (60) days after it becomes effective or within thirty (30) days after notice from Agent, whichever first occurs; or

          (L) ERISA. A reportable event shall occur with respect to a Plan which is in the reasonable judgment of Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA or any plan termination (or commencement of proceedings to terminate a Plan) or Borrower's full or partial withdrawal from a Plan and such event or events could reasonably be expected in the judgment of Agent, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing), which in the aggregate could have a material adverse effect on the financial condition of Borrower with respect to a Plan; or,

          (M) MATERIAL ADVERSE CHANGE. An event shall occur which results in a material adverse change in Borrower's financial condition, operations, properties or prospects,


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or ability to repay any indebtedness, liability or obligation of Borrower owing to Agent, Letter of Credit Agent or any Lender arising under, pursuant to or in connection with any of the transactions contemplated by the this Agreement or any other Loan Document.

          (N) CHANGE OF CONTROL. Borrower shall have a Change of Control.

     SECTION 8.2 CONSEQUENCES OF DEFAULT. If an Event of Default described in Section 8.1(f) or 8.1(g) shall occur and be continuing, then in any such case each Lender's Commitment shall be immediately terminated and, if any Loans or Letters of Credit shall have been made or issued, the principal of and interest on the Loans and the face amounts of all issued and outstanding Letters of Credit, and all other sums payable by Borrower under the Loan Documents shall become immediately due and payable all without notice or demand of any kind.

     If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, Agent shall at the request, or may with the consent, of the Majority Lenders immediately terminate each Lender's Commitment, and, if any Loans or Letters of Credit shall have been made or issued, Agent shall at the request, or may with the consent, of the Majority Lenders declare the principal of and the interest on the Loans, the face amounts of all issued and outstanding Letters of Credit, and all other sums payable by Borrower under the Loan Documents immediately due, whereupon the same shall become immediately due and payable all without protest, presentment, notice or demand, all of which Borrower expressly waives.

     Amounts paid or received hereunder in respect of issued and outstanding Letters of Credit which exceed amounts paid by Letter of Credit Agent under such Letters of Credit shall be held (and applied) as cash collateral to secure the performance of all obligations of Borrower owing to Agent, Letter of Credit Agent and Lenders hereunder and under the other Loan Documents.

                                 ARTICLE 9

                                 THE AGENT

     SECTION 9.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Agent and Letter of Credit Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent and Letter of Credit Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor Letter of Credit Agent shall have any duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent and Letter of Credit Agent shall be mechanical and administrative in nature; neither Agent nor Letter of Credit Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in


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
this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent or Letter of Credit Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein. In any instance where Agent or Letter of Credit Agent is required or permitted to consent to or approve any action of Borrower under this Agreement or any other Loan Document, such consent or approval shall be deemed to be administrative in nature and may be given or withheld in Agent's or Letter of Credit Agent's sole discretion unless the Loan Document states otherwise. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans and Indebtedness owed in respect of any Letter of Credit, neither Agent nor Letter of Credit Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Majority Lenders, and such instructions shall be binding on all Lenders, provided that neither Agent nor Letter of Credit Agent shall be required to take any action which exposes it to personal liability or which is contrary to the Loan Documents or applicable law and provided, further, that without the consent of all Lenders, neither Agent nor Letter of Credit Agent shall change or modify any Lender's Commitment, the definition of "Majority Lenders" or "Total Revolving Advance Commitment," the timing or rates of interest payments, the timing or amounts of principal payments due in respect of Loans, and provided, further, that the terms of Section 2.3, Article 3 and this
Article 9 shall not be amended without the prior written consent of Agent and Letter of Credit Agent (each acting for its own account). In the absence of instructions from the Majority Lenders, the Agent and the Letter of Credit Agent shall have authority (but no obligation), in their sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of Lenders or the consent of the Majority Lenders, and any such action or failure to act shall be binding on all Lenders and on all holders of the Notes. Each Lender and each holder of any Note shall execute and deliver such additional instruments, including powers of attorney in favor of Agent, as may be necessary or desirable to enable Agent and Letter of Credit Agent to exercise their respective powers hereunder.

     SECTION 9.2 DUTIES AND OBLIGATIONS.

          (a) Neither Agent, Letter of Credit Agent nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement or any other Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent and Letter of Credit Agent (i) may treat each Lender which is a party hereto as the party entitled to receive payments hereunder until Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and made in accordance with the terms hereof and a written agreement of the assignee that it is bound hereby to the same extent as it would have been had it been an original party hereto, in each case in form satisfactory to Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the


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advice of such experts; (iii) makes no warranty or representation to any
Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document, or in any instrument or document furnished pursuant hereto or thereto; (iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents, or of any instrument or document furnished pursuant thereto on the part of Borrower or as to the use of the proceeds of any Loan or the proceeds received in respect of any Letter of Credit; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement, of any other Loan Document, or of any instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect to this Agreement or any other Loan Document by acting upon any oral or written notice, consent, certificate or other instrument or writing (which may be by cable, telex or telefax) believed by it to be genuine and signed, sent or made by the proper party or parties or by acting upon any representation or warranty of Borrower made or deemed to be made in this Agreement or any other Loan Document. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          (b) Agent and Letter of Credit Agent will promptly transmit to each Lender copies of all documents received from Borrower pursuant to the requirements of this Agreement other than documents which by the terms of this Agreement, Borrower is obligated to deliver directly to Lenders.

          (c) Each Lender or its assignee shall furnish to Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. W-8, 1001 and 4224) as may be reasonably requested by Agent to establish such Lender's status for tax withholding purposes.

          (d) Neither Agent nor Letter of Credit Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under any of the Loan Documents unless Agent has received written notice from a Lender or Borrower referring to one or more of the Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall promptly notify each Lender.

     SECTION 9.3 DEALINGS BETWEEN LETTER OF CREDIT AGENT AND BORROWER. With respect to its Commitment and the Loans made by it, Letter of Credit Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Letter of Credit Agent, as the case may be, and the term "Lender" as used herein and in the other Loan Documents shall unless otherwise expressly indicated include Letter of Credit Agent in its individual capacity. Agent


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
and Letter of Credit Agent may each accept deposits from, lend money to, act and generally engage in any kind of business with Borrower and any person which may do business with Borrower, all as if it were not Agent or Letter of Credit Agent hereunder and without any duty to account therefor to Lenders.

     SECTION 9.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or the other Lenders and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or the other Lenders and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     SECTION 9.5 INDEMNIFICATION. Lenders agree to indemnify Agent and Letter of Credit Agent (to the extent not reimbursed by Borrower) ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or Letter of Credit Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent or Letter of Credit Agent under this Agreement or any other Loan Document, except any such as result from Agent's or Letter of Credit Agent's, as the case may be, gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent and Letter of credit Agent promptly on demand in proportion to its Pro Rata Share for any out-of-pocket expenses, including legal fees, incurred by Agent or Letter of Credit Agent in connection with the administration or enforcement or preservation of any rights under any Loan Document (to the extent that Agent or Letter of Credit Agent is not reimbursed for such expenses by Borrower) including without limitation, expenses incurred in connection with any Letter of Credit.

     SECTION 9.6 SUCCESSOR AGENTS. Agent and Letter of Credit Agent may give written notice of resignation at any time to Lenders and may be removed at any time with cause by the Majority Lenders. The Majority Lenders shall have the right with the prior written consent of Borrower (which shall not be unreasonably withheld or delayed) to appoint a successor Agent or successor Letter of Credit Agent. If no successor Agent or successor Letter of Credit Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent or Letter of Credit Agent, as the case may be, then the retiring Agent or Letter of Credit Agent may on behalf of Lenders, appoint a successor Agent or Letter of Credit Agent, as the case may be, which shall be a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent or Letter of Credit Agent hereunder by a successor


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
Agent, such successor Agent or Letter of Credit Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Letter of Credit Agent, as the case may be, and the retiring Agent or Letter of Credit Agent shall be discharged from its duties and obligations under this Agreement. Until the acceptance by such a successor Agent or successor Letter of Credit Agent, the retiring Agent or Letter of Credit Agent shall continue as "Agent" or "Letter of Credit Agent," as the case may be, hereunder. After any retiring Agent's or retiring Letter of Credit Agent's resignation or removal hereunder as Agent or Letter of Credit Agent, as the case may be, shall become effective, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Letter of Credit Agent under this Agreement.

     Any company into which Agent or Letter of Credit Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or, in the case of Agent, any company to which Agent may sell or transfer all or substantially all of its agency relationships, shall be the successor to Agent or Letter of Credit Agent, as the case may be, without the execution or filing of any paper or further act, anything herein to the contrary notwithstanding.

                                 ARTICLE 10

                            RISK PARTICIPATIONS

     SECTION 10.1 SALE OF RISK PARTICIPATIONS. Letter of Credit Agent agrees to sell to each Lender, and each Lender severally agrees to unconditionally and irrevocably purchase from Letter of Credit Agent, an undivided risk participation in each Letter of Credit.

     SECTION 10.2 PROCEDURE FOR PARTICIPATIONS. Via telephone, telex, or telefax Agent will advise each Lender of its respective Pro Rata Share of each Letter of Credit on the same day Agent notifies Letter of Credit Agent of the contents of a Letter of Credit Request received by it pursuant to
Article 3 hereof. Said notice shall contain the following information: (i) the face amount of the Letter of Credit to be issued by Letter of Credit Agent, (ii) the date of issuance, (iii) the expiration date, and (iv) any letter of credit fees received by Agent in respect of such Letter of Credit. Agent shall not have any duty to ascertain or to inquire as to the accuracy of the information furnished by Borrower, or accuracy of the representations and warranties made by Borrower in any Letter of Credit Request.

     SECTION 10.3 PAYMENT OBLIGATIONS.

          (A) REIMBURSEMENTS TO AGENT. In the event Borrower fails to fully reimburse Letter of Credit Agent for amounts disbursed under a Letter of Credit ("Letter of Credit Payment") by 12:00 Noon (Seattle time) on the date reimbursement is demanded, each Lender shall, upon receipt of notice from Agent of such failure, pay to Agent the amount of


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such Lender's Pro Rata Share of the face amount of such Letter of Credit
Payment, provided, however, if Borrower pays a portion but less than all of the face amount of any such Letter of Credit Payment, Lenders shall pay Agent only their respective Pro Rata Shares of the difference between the face amount of the Letter of Credit Payment and the amount paid by Borrower on account of such Letter of Credit Payment. Each and every payment to be made by Lenders to Agent under this Section 10.3(a) shall be made by federal wire transfer in immediately available funds. If any Lender receives notice from Agent by 1:00 p.m. (Seattle time) on any Business Day of its obligation to make payments under this subsection, then such Lender shall make such payment no later than 2:00 p.m. (Seattle time) on the day such notice is received. If any Lender receives such notice after 1:00 p.m. (Seattle time) on any Business Day, then such Lender shall make such payment by no later than 1:00 p.m. (Seattle time) on the next succeeding Business Day. If any Lender fails to make such payment by the date and time required, its obligation shall bear interest from and including the date when such payment was due until paid at the per annum rate equal to the Federal Funds Rate.

          (B) PAYMENTS TO LETTER OF CREDIT AGENT. Agent shall immediately remit to Letter of Credit Agent, via federal wire transfer of funds, all amounts received by Agent in respect of any Letter of Credit Payment.

          (C) PAYMENTS TO LENDERS. Agent shall immediately remit to each Lender, via federal wire transfer of funds, such Lender's Pro Rata Share of any principal, interest, letter of credit fees or other amounts received from or for the account of Borrower in respect of any Loan or Letter of Credit. In the event Agent is required to refund any amount which is paid to it or received by it from or for the account of Borrower, then Lenders, to the extent they shall have previously received their Pro Rata Share of such amount, agree to repay to Agent their respective Pro Rata Shares of such amount.

          (D) REIMBURSEMENTS TO LENDERS. Borrower agrees to reimburse any Lender for amounts paid by such Lender to Agent pursuant to Section 10.3(a).

                                 ARTICLE 11

                               MISCELLANEOUS

     SECTION 11.1 NO WAIVER; REMEDIES CUMULATIVE. No failure by Agent, Letter of Credit Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default this Agreement or any other Loan Document or prejudice the rights of Agent, Letter of Credit Agent or Lenders in the exercise


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
of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     SECTION 11.2 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Oregon (without regard to conflicts of law or choice of law rules).

     SECTION 11.3 NOTICES. All notices and other communications provided for in any Loan Document shall be in writing or (unless otherwise specified) by telex, telefax or cable and shall be mailed (with first class postage prepaid) or sent or delivered to each party at the address or telefax number set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt. Neither Agent, Letter of Credit Agent nor any Lender shall incur any liability to Borrower for actions taken in reliance on any telephonic notice referred to in this Agreement which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow or give such telephonic notice hereunder on behalf of Borrower.

     SECTION 11.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and the Lenders.

     SECTION 11.5 ASSIGNMENTS, PARTICIPATIONS, ETC.

          (a) Any Lender may, with the written consent of the Borrower at all times other than during the existence of an Event of Default and the Agent and the Letter of Credit Agent, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower, the Agent or the Letter of Credit Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans and its Commitment and the other rights and obligations of the Lender hereunder, in a minimum amount of $5,000,000 or, if less, the remaining Commitment of such Lender; provided, however, that after giving effect to any such assignment, the Commitment of the assignor Lender shall be at least $5,000,000 unless such Lender's entire commitment is assigned; and provided, further, that the Borrower and the Agent may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect


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
to Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance Agreement (the "Assignment and Acceptance"), together with any note or Notes subject to such assignment.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after receipt of notice from the Agent that the Agent has received an executed Assignment and Acceptance (and provided that it consents to such assignment if such consent is required in accordance with subsection 11.5(a)), if requested by the assignor Lender or the Assignee, through the Agent, the Borrower shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender), and upon delivery by the Borrower to the Agent of the new Notes evidencing the assigned Loans and Commitment and, if applicable, any replacement Notes in favor of the assignor Lender, the Agent shall mark the original Notes payable to the assignor Lender "replaced and cancelled" and deliver such Notes to the Borrower. Upon execution of the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

          (d) Each lender may grant participations in all or any portion of its Loan and Commitment, but such grant shall not entitle the participant to any direct rights against Borrower under the terms of this Agreement or any other Loan Document.

     SECTION 11.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.


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     SECTION 11.7 SURVIVAL. The representations, warranties and indemnities of Borrower in favor of Agent, Letter of Credit Agent and Lenders shall survive indefinitely and, without limiting the foregoing, shall survive the execution and delivery of this Agreement, the Loan Documents and the other Loan Documents, the making of any Loans, the issuance of any Letters of Credit, the expiration of the Commitments and the repayment of all amounts due under the Loan Documents.

     SECTION 11.8 EXECUTED IN COUNTERPARTS. The Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 11.9 ENTIRE AGREEMENT; AMENDMENT, ETC. This Agreement together with the schedules and exhibits hereto comprise the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower and Agent executed in conformance with the terms hereof. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     SECTION 11.10 HEADINGS. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     SECTION 11.11 EXCHANGE OF INFORMATION. The Borrower agrees that Agent and Lenders may exchange financial information, subject to and in compliance with federal and state securities laws, about the Borrower with their affiliates and other related entities. Each Lender agrees to take and to cause its affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower, or by the Agent on the Borrower's behalf, under this Agreement or any other Loan Document, and neither it nor any of its affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's


Page 51 - LOAN AGREEMENT
independent auditors and other professional advisors; (G) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Lender or such affiliate; and (I) to its affiliates; provided, that with respect to disclosures under clauses (B) and (D), such Lender shall use commercially reasonable efforts to notify the Borrower (unless such notification is prohibited by any applicable law) of the proposed disclosure before such disclosure is made to reasonably afford the Borrower the opportunity to seek to prevent such disclosure.

     SECTION 11.12 TERMINATION. Borrower may terminate this Agreement at any time upon 15 days prior written notice to Agent provided there are no amounts outstanding and owing to Lenders under this Agreement.

     SECTION 11.13 WRITTEN AGREEMENTS. Under Oregon law, most agreements, promises and commitments made by the Lenders after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the Lenders to be enforceable.

     SECTION 11.14 WAIVER OF JURY TRIAL. The Borrower, Agent, Letter of Credit Agent and Lenders each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to the Loan Documents or any Reimbursement Agreements, or any conduct, acts or omissions of Borrower, Agent, Letter of Credit Agent or Lenders or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Borrower, Agent, Letter of Credit Agent or Lenders relating to the foregoing agreements, in all foregoing cases, whether sounding in contract or tort or otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                    BORROWER:          MERIX CORPORATION


                                       By ________________________________
                                          Its ____________________________


Page 52 - LOAN AGREEMENT

                                       By ________________________________
                                          Its ____________________________

                                       Address:  1521 Poplar Lane
                                                 Forest Grove, OR 97116
                                                 Attn:  Valerie Rosenfeld
                                                 Telefax:  (503) 357-5744


                     LENDERS: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


                                       By ________________________________
                                          Its ____________________________

                                       Address:  121 S.W. Morrison Street
                                                 Commercial Banking
                                                 Suite 1700
                                                 Portland, OR 97204
                                                 Attn:  Robert Countryman
                                                 Telefax:  (503) 275-1391


                       AGENT:          BANK OF AMERICA NW, N.A.


                                       By ________________________________
                                          Its Assistant Vice President

                                       Address:  701 Fifth Avenue
                                                 Floor 16
                                                 Seattle, WA  98104
                                                 Attn:  Dora A. Brown
                                                 Telefax:  (206) 358-0971


Page 53 - LOAN AGREEMENT

                LETTER OF              BANK OF AMERICA NATIONAL TRUST
                CREDIT AGENT:          AND SAVINGS ASSOCIATION


                                       By ________________________________
                                          Its ____________________________

                                       Address:  121 S.W. Morrison Street
                                                 Commercial Banking
                                                 Suite 1700
                                                 Portland, OR 97204
                                                 Attn:  Robert Countryman
                                                 Telefax:  (503) 275-1391


Page 54 - LOAN AGREEMENT

                                 SCHEDULE 1

                                COMMITMENTS



LENDER                                                         COMMITMENT
------                                                         ----------

Bank of America National                                       $30,000,000
 Trust and Savings Association


Page 1 - LOAN AGREEMENT

                                 SCHEDULE 2

                              PREPAYMENT FEES

     The amount of the fee to be paid pursuant to Section 2.6 shall depend on the following:

     (1) The amount by which interest rates have changed between the Reference Date and the Prepayment Date. As used herein, "Reference Date" shall mean the first day of an Applicable Interest Period. As used herein, "Prepayment Date" shall mean the date Borrower either voluntarily or involuntarily prepays an Alternative Rate Loan. Certain U.S. Treasury rates are used as a benchmark to measure changes in interest rate levels.

          (a) A "reference rate" equal to the average interest rate yield at the Reference Date for U.S. Government Securities having maturities equivalent to that of the applicable Alternative Rate Loan will be determined in the manner described below for determining applicable rates but will be established as of the Reference Date for the Applicable Interest Period. This rate represents interest rate levels at the time a Loan is made or its interest rate fixed.

          (b) An "applicable rate," determined as described below, represents interest rate levels as of the Prepayment Date.

     (2)  The amount of principal prepaid.

     (3) A payment fee factor (see "payment fee factor schedule" below). This factor represents the economic loss to Agent and Lenders resulting from a one dollar payment if rates were to drop by one percent from the time the rate was fixed.


Page 2 - LOAN AGREEMENT

                         CALCULATION OF PAYMENT FEE
                         --------------------------

     If the reference rate is lower than or equal to the applicable rate, there is no payment fee.

     If the applicable rate is lower than the reference rate, the payment fee shall be equal to the difference between the reference rate and the applicable rate (expressed as a decimal), multiplied by the appropriate factor from the payment fee factor schedule, multiplied by the principal amount of the Alternative Rate Loan which is prepaid.

          Example:
          --------

          An Alternative Rate Loan with principal of $850,000 is fully prepaid with 4 months remaining prior to the end of the Applicable Interest Period. A reference rate of 10% was assigned to the Alternative Rate Loan when the rate was fixed. The applicable rate (as determined by current 4-month U.S. Treasury rates) is 8.5%. Rates are therefore judged to have dropped by 1.5% since the rate was fixed, and a payment fee applies.

          A payment fee factor of .41 is determined from the tables below, and the payment fee is computed as follows:

Payment Fee = (.10-.085) x (.41) x ($850,000) = $5,227.50

                         APPLICABLE RATES
                         ----------------

     The applicable rate is equal to the average interest rate yield at the time of prepayment for U.S. Government Securities having maturities equivalent to the remaining portion of the Applicable Interest Period.

     The applicable rate shall be determined from the Federal Reserve Statistical Release (Publication H.15(519)) in the "This Week" (most recent week) column under the heading U.S. Government Securities - Treasury Bills
- Secondary Market, interpolated to the nearest month.

     Rates listed in the Federal Reserve Statistical Release for maturities of less than one year are on a discount rate basis, and these rates shall be converted to a coupon equivalent basis, based upon a 360-day year. The Statistical Release published on Monday shall be used for calculation of payment fees payable on the following Tuesday through the following Monday, with appropriate adjustment if the day of publication changes.


Page 3 - LOAN AGREEMENT

                        PAYMENT FEE FACTOR SCHEDULES

                          Months Remaining in the
                Applicable Interest Period for LIBOR Loans 1
                -----------------------------------------------

                   0       1       2       3       4       5       6
                 -----   -----   -----   -----   -----   -----   -----
        Factors    0      .10     .20     .31     .41     .51     .61

                   7       8       9       10      11      12
                 -----   -----   -----   -----   -----   -----
        Factors   .71     .81     .91     1.01    1.11    1.21


----------

1   If the remaining Applicable Interest Period or time prior to scheduled maturity is between any two time periods in the above schedules, interpolate between the corresponding factors.

     Agent and Lenders are not required to actually reinvest the paid principal in any U.S. Government Treasury obligations as a condition to receiving a payment fee as calculated above.


Page 4 - LOAN AGREEMENT

                                 SCHEDULE 3

                                 LITIGATION



     None.

                                 SCHEDULE 4

                          LICENSES, PERMITS, ETC.


     Reference is made to "Item 1. Business--Patents and Other Intellectual Property" in the Borrower's Annual Report on Form 10-K for the fiscal year ended May 25, 1996.

                                 SCHEDULE 5

                                INDEBTEDNESS


Obligor           Lender/Creditor                  Outstanding Amount            Descriptions
-------           ---------------                  ------------------            ------------
Merix Corp.       Tektronix, Inc.                  $6,426,943.67                 06/01/94 Note
Merix Corp.       John Hancock Mutual              $40,000,000                   7.92% Senior Notes
                  Life Insurance Company,                                        due September 15,
                  John Hancock Variable                                          2003
                  Life Insurance Company,
                  Massachusetts Mutual
                  Life Insurance Company,
                  CM Life Insurance
                  Company
Merix Corp.       Bank of America                  $175,000                      Letter of Credit
                  N.T.&S.A. (formerly                                            issued in accordance
                  Bank of America Oregon)                                        with San Diego
                                                                                 building lease
                                                                                 agreement
Merix Corp.       Oracle Corporation               $334,000                      Software license
                                                                                 financing agreement
                                                                                 payable in quarterly
                                                                                 payments over 3
                                                                                 years

                                 SCHEDULE 6

                                   LIENS


Secured Party                      Collateral                           Description
-------------                      ----------                           -----------
Degussa Corporation                656 troy ounces of gold              Gold located at Merix and
                                                                        used in manufacturing
                                                                        processing
Vanguard Financial Services        Espresso Machine (notice             Equipment located at
Corp./Marriott Corporation         filing re true lease)                Merix
Orbotech, Inc.                     PC-1490 AOI System,                  Merix leased equipment
                                   CDX14/7000, VRS41
Bank of America N.T.&S.A.          Goods related to commercial          Ongoing
                                   letters of credit
Various vendors                    Specific pieces of equipment         Ongoing
                                   on loan from various vendors
Tektronix, Inc.                    Forest Grove Real Property<F1>       06/01/94 Note

--------------------

<F1> Parcel I of Partition Plat No. 1993-106, in the City of Forest Grove,
County of Washington and State of Oregon, together with an appurtenant easement as reserved by Grantor in deed recorded January 10, 1994 as Recorder's Fee No. 94-002287, Official Records of Washington County, Oregon.

                                 SCHEDULE 7

                        TRANSACTIONS WITH AFFILIATES


     Tektronix, Inc. purchases products from Merix in the ordinary course of business. Immediately prior to Merix's initial public offering, Tektronix entered into seven separate supply agreements with Merix. During the three-year term of the supply agreements, Tektronix agreed to purchase at least the lesser of 90 percent of its aggregate requirements for printed circuit boards, flexible circuits and related tooling and test fixtures or $28,500,000. Prices are calculated in accordance with an agreed-upon formula, subject to certain adjustments, and may not exceed prices charged to other customers by the Company for comparable products and quantities. Net sales to Tektronix during fiscal year 1996 were $32,010,000. In addition, Merix and Tektronix have entered into a Waste Management and Master Services Agreement covering certain environmental matters for a three-year term.

                                 EXHIBIT A

               NOTICE OF BORROWING FOR OFFSHORE CURRENCY LOAN

TO:      Bank of America NW, N.A.
         Seafirst Agency Services
         701 Fifth Avenue, Floor 16
         Seattle, WA   98104
         Attn:  Brenda Little/Dora Brown
         Phone:   206-358-0048/0101
         FAX:       206-358-0971

         BORROWING INSTRUCTIONS:

         Date of Borrowing:
                                                                 ---------------
         Specify New Advance or Rollover:
                                                                 ---------------
         Currency type:
                                                                 ---------------
         Amount requested in applicable Currency:
                                                                 ---------------
         Interest Period (1,2,3,4,5,6 or 12 months):
                                                                 ---------------

         WIRE INSTRUCTIONS:                 Bank Name:
                                                                 ---------------
                                            Swift Code:
                                                                 ---------------
                                            Account Name:
                                                                 ---------------
                                            Account Number:
                                                                 ---------------
                                            Attention:
                                                                 ---------------
                                            Phone Number:
                                                                 ---------------

     Borrower hereby represents and warrants to Banks that as of the date hereof (a) the statements set forth in Article 5 of the Loan Agreement dated October 31, 1996, are true and correct; and (b) no Default (as defined in the Loan Agreement) has occurred and is continuing or will result from the disbursement of the requested Advance.

     DATED as of the _____ day of _______________, 199__.


                                       MERIX CORPORATION

                                       By:
                                           -------------------------------
                                       Its:
                                            ------------------------------

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

BANK OF AMERICA NW, N.A. USE ONLY:

         Currency  Borrowing  Rate:
                                                                 ---------------
         Plus applicable Interest Rate Margin:
                                                                 ---------------
         All-in Currency Borrowing Rate:
                                                                 ---------------
         Accrual Basis (actual/360 or actual/365/366)
                                                                 ---------------
         U.S. Interest Rate Equivalent:
                                                                 ---------------
         US$ Equivalent:
                                                                 ---------------


Exhibit A - Page 1

The information contained in this Notice is privileged and confidential information, intended only for the use of the individual or entity named above. If the reader of this message is not the recipient, you are hereby notified that any retention, dissemination, distribution, or copying of the message is strictly prohibited. If you have received this message in error, immediately notify the sender by telephone and return the original message to us at the above address via the U.S. Postal Service


Exhibit A - Page 2

                                 EXHIBIT B

                            REVOLVING LOAN NOTE
                            -------------------


$30,000,000                                                    October 31, 1996
                                                               Portland, Oregon


     FOR VALUE RECEIVED, the undersigned, MERIX CORPORATION, an Oregon corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Lender") on the Maturity Date the unpaid principal balance of all Loans made by the Lender under this Revolving Loan Note, in a maximum amount not to exceed Thirty Million Dollars ($30,000,000), together with interest thereon at a per annum rate equal to the Interest Rate as defined below (changing as the Interest Rate changes), and, if default shall occur in the payment when due (whether by acceleration or otherwise) of any principal amount hereunder, from the maturity of that amount until it is paid in full at a per annum rate equal to the Prime Rate (changing as the Prime Rate changes), plus one percent (1%). Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law.

     The Borrower further agrees as follows:

     1. All payments of principal and interest on this Revolving Loan Note shall be made in immediately available funds to Bank of America NW, N.A., as the Agent for the Lender, at the Agent's Commercial Loan Service Center, Fifth Avenue Plaza Building, 13th Floor, 800 Fifth Avenue, Seattle, Washington 98104, or such other address as the Agent shall from time to time designate.

     2. As used herein "Interest Rate" shall mean the Prime Rate unless the Borrower shall elect to have some or all of the loans made hereunder accrue interest at an Alternative Rate as provided in Section 2.05(b) of the Loan Agreement (as defined below). Accrued but unpaid interest on each Alternative Rate Loan shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid) and at maturity and, additionally, in the case of an Alternative Rate Loan for which the Applicable Interest Period exceeds three months, on the day that is three months after the commencement of such Applicable Interest Period and on the last day of each three-month period thereafter. Accrued but unpaid interest on each loan accruing interest at the Prime Rate shall be paid in arrears on the fifth day of each calendar month commencing on December 5, 1996 and at the Maturity Date. If the fifth day of a month is not a Business Day, such payment shall be made on the next Business Day. Unpaid interest accruing on amounts in default shall be payable on demand.

     3. This Revolving Loan Note is issued under and is subject to the terms of a Loan Agreement dated as of the date hereof, among Bank of America NW, N.A., as "Agent," Bank of America National Trust and Savings Association, as Letter of Credit Agent, the Lender and certain other financial institutions which may be added from time to


Exhibit B - Page 1
time as "Lenders" and the undersigned as "Borrower" (as amended from time to time, the "Loan Agreement"). Capitalized terms not defined herein have the meanings set forth in the Loan Agreement.

     4. It is expressly provided that if any of the Events of Default defined in Sections 8.01(f) or (g) of the Loan Agreement shall occur, the entire unpaid balance of the principal and interest hereunder shall be immediately due and payable in accordance with the terms of the Loan Agreement. It is also expressly provided that upon the occurrence of any other Event of Default, the entire remaining unpaid balance of the principal and interest may be declared by the Agent to be immediately due and payable in accordance with the terms of the Loan Agreement.

     5. The Borrower may repay a Prime Rate Loan at any time without penalty or premium. Prepayment of any Loan bearing interest at an Alternative Rate, whether voluntary, mandatory, or as the result of the Agent's or Lender's collection efforts, shall be subject to the prepayment of fees as described in Section 2.6 of the Loan Agreement.

     6. The unpaid principal balance of the Loans made hereunder shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. This Revolving Loan Note is given to avoid the execution of an individual note for each Loan by the Lender to the Borrower. This Revolving Loan Note evidences a revolving credit and, within the limits and on the conditions set forth in the Loan Agreement, prior to the Maturity Date the Borrower may borrow, repay and reborrow hereunder. The Lender is hereby authorized to record the date and amount of each Loan it makes hereunder and the date and amount of each payment of principal and interest thereon on a schedule annexed hereto and constituting a part of this Revolving Loan Note or maintained in connection herewith. Any such recordation by the Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder.

     7. Each maker, surety, guarantor and endorser of this Revolving Loan Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest.

     8. In the event this Revolving Loan Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, the Borrower agrees and promises to pay reasonable attorneys' fees and collection costs, including all out-of-pocket expenses and the allocated costs and disbursements of internal counsel, incurred by the Lender or the Agent.

     9. This Revolving Loan Note has been executed and delivered in and shall be governed by and construed in accordance with the internal laws of the State of Oregon (without regard to conflicts of law or choice of law rules). The Borrower hereby irrevocably upsubmits to the nonexclusive jurisdiction of any state or federal court sitting in Portland,


Exhibit B - Page 2

Multnomah County, Oregon, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Revolving Loan Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

                                       MERIX CORPORATION

                                       By:
                                           -------------------------------
                                       Its:
                                            ------------------------------


Exhibit B - Page 3

                                 SCHEDULE 1
                  TO MERIX CORPORATION REVOLVING LOAN NOTE


-------------------------------------------------------------------------------------------------------
                                           Applicable       Amount of         Unpaid
             Amount of      Interest        Interest        Principal        Principal     Notification
   Date        Loan          Option          Period           Paid            Balance           By
-------------------------------------------------------------------------------------------------------




Exhibit B - Page 4